UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SERITAGE GROWTH PROPERTIES

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

500 Fifth Avenue
Suite 1530
New York, NY 10110
(212) 355-7800

April 23, 2024

Dear Shareholder:

The trustees and officers of Seritage Growth Properties (“Seritage,” the “Company,” “our company,” “we,” “our” or “us”) are pleased to invite you to attend the 2024 annual meeting of the Company’s shareholders on June 5, 2024 at 10:00 a.m. (Eastern Time). This year’s Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting virtually and vote and submit questions during the virtual Annual Meeting by visiting meetnow.global/MGHTACU. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “Questions and Answers - How do I attend and vote shares at the Annual Meeting?” Any reference herein to attending the Annual Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.

The formal notice of this Annual Meeting and the Proxy Statement appear on the following pages. We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. After reading the Proxy Statement, please submit your proxy through the Internet, by touch-tone telephone or by requesting a printed copy of the proxy materials and using the enclosed proxy card. We must receive properly authorized proxies submitted via mail by June 4, 2024 to ensure they will be counted at the Annual Meeting. We encourage you to authorize a proxy to vote your shares via telephone or the Internet and to choose to view future mailings electronically rather than receiving them on paper. You may vote electronically via telephone or the Internet up to the time the polls close at the virtual meeting. Please review the instructions on each of your voting options described in this Proxy Statement, as well as the Notice of Internet Availability of Proxy Materials you received in the mail.

Whether or not you plan to attend the virtual meeting, please read the Proxy Statement and vote your shares.

Sincerely,

Andrea L. Olshan
Chief Executive Officer and President

Seritage Growth Properties
500 Fifth Avenue
Suite 1530
New York, NY 10110

SERITAGE GROWTH PROPERTIES

500 Fifth Avenue

Suite 1530

New York, NY 10110

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 5, 2024

10:00 a.m. Eastern Time

We invite you to attend the 2024 annual meeting of shareholders (the “Annual Meeting”) of Seritage Growth Properties, a Maryland real estate investment trust (“Seritage,” “the Company,” “our company,” “we,” “our” or “us”), to consider and vote upon:

1. The election of John T. McClain, Adam Metz, Talya Nevo-Hacohen, Andrea L. Olshan, Mitchell Sabshon, Allison L. Thrush and Mark Wilsmann as trustees, each to serve until the 2025 annual meeting of shareholders and until his or her successor is duly elected and qualifies;

2. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024;

3. An advisory, non-binding resolution to approve the Company’s executive compensation program for our named executive officers, as described in the proxy statement; and

4. Any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on April 17, 2024 (the “Record Date”). Only shareholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the meeting. For more information, please read the accompanying Proxy Statement.

This year’s Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting by remote communication and vote and submit questions during the virtual Annual Meeting by visiting meetnow.global/MGHTACU. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “Questions and Answers - How do I attend and vote shares at the Annual Meeting?” Any reference herein to attending the Annual Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.

It is important that your shares are represented at the meeting. Shareholders of record as of the close of business on the Record Date may vote their shares online at the virtual Annual Meeting, or authorize a proxy (1) by telephone, (2) through the Internet or (3) if you requested to receive printed proxy materials, by executing and submitting your enclosed proxy card at any time prior to meeting. If you do not attend the virtual meeting but your vote is submitted by telephone or Internet before 10:00 A.M., Eastern Time, on June 5, 2024, your vote will be cast as if you were personally present at the meeting. If you are a shareholder of record as of the close of business on the Record Date or hold a legal proxy from a shareholder of record and attend and vote at the Annual Meeting, your vote at the Annual Meeting will replace any earlier vote.

Sincerely,

Matthew Fernand
Chief Legal Officer and Corporate Secretary

April 23, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 5, 2024.

The Company’s Proxy Statement for the Annual Meeting and the 2023 Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at https://www.edocumentview.com/SRG.

QUESTIONS AND ANSWERS

What is included in these proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for the 2024 annual meeting of shareholders (the “Annual Meeting”) of Seritage Growth Properties, a Maryland real estate investment trust that is taxed as a C corporation (“Seritage,” “the Company,” “our company,” “we,” “our,” or “us”), include the Notice of Annual Meeting, this Proxy Statement, our 2023 Annual Report on Form 10-K and a proxy card or voting instruction form. The Company has made these proxy materials available to you by Internet or, upon your request, has delivered printed versions of these materials to you by mail, because you were a shareholder of record at the close of business on April 17, 2024 (the “Record Date”).

A “proxy statement” is a document that U.S. Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. The word “proxy” has two meanings. A “proxy” is the legal designation of another person to cast the votes entitled to be cast by the holder of the shares and is sometimes called a “proxy card.” That other designated person is called a “proxy” and is sometimes referred to as a “proxy holder.”

We have designated three of our officers as proxies for the Annual Meeting. When you authorize a proxy by using the Internet, by telephone or by signing and returning the proxy card, you appoint each of Andrea L. Olshan, John Garilli and Matthew Fernand as your proxy at the Annual Meeting (the “proxies”), with full power of substitution by any of them. Even if you plan to attend the Annual Meeting, we encourage you to authorize a proxy to vote your shares in advance by using the Internet, by telephone or, if you received your proxy card by mail, by signing and returning your proxy card. If you authorize a proxy by using the Internet or by telephone, you do not need to return your proxy card.

The form of proxy and this Proxy Statement have been approved by our Board of Trustees (“Board” or “Board of Trustees”) and are being provided to shareholders by its authority. These materials were first made available or sent to you on April 23, 2024. Any reference in this Proxy Statement to attending the Annual Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.

Why did I receive a one-page notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to our shareholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. All shareholders will be able to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a printed copy may be found in the Notice, proxy card or voting instruction form. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of its annual meetings and reduce the cost to the Company of physically printing and mailing materials.

What am I voting on at the Annual Meeting?

At the Annual Meeting, our shareholders are asked to consider and vote upon:

●	The election of John T. McClain, Adam Metz, Talya Nevo-Hacohen, Andrea L. Olshan, Mitchell Sabshon, Allison L. Thrush and Mark Wilsmann as trustees, each to serve until the 2025 annual meeting of shareholders and until his or her successor is duly elected and qualifies;
●	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024;
●	an advisory, non-binding resolution to approve the Company’s executive compensation program for our named executive officers; and
●	any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

How does the Board recommend I vote?

The Board recommends that you vote as follows:

●	FOR the election of each of the Board’s nominees for trustees;
●	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024; and
●	FOR, the advisory, non-binding resolution to approve the executive compensation program for our named executive officers.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you properly sign and deliver your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

●	FOR the election of each of the Board’s nominees for trustees;
●	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024; and
●	FOR, the advisory, non-binding resolution to approve the executive compensation program for our named executive officers.

The individuals named as proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.

Who is entitled to vote?

Only holders of our class A common shares of beneficial interest, $0.01 par value per share (“Class A Shares”), and class B common shares of beneficial interest, $0.01 par value per share (“Class B Shares”), at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. The holder of each Class A Share and each Class B Share outstanding is entitled to one vote per share. There were 56,268,317 Class A Shares and no Class B Shares outstanding at the close of business on the Record Date.

How do I cast my vote?

If you hold your shares directly in your own name, you are a “registered shareholder” (sometime referred to as a “record shareholder”) and may vote in person at the Annual Meeting or you may complete and submit a proxy through the Internet, by telephone or by mail. If your shares are registered in the name of a broker or other nominee, you are a “street-name shareholder” and will receive instructions from your broker or other nominee describing how to vote your shares.

How do I authorize a proxy to vote my shares by telephone or through the Internet?

If you are a registered shareholder, you may authorize a proxy to vote your shares by telephone or through the Internet by following the instructions in the Notice or proxy card if you requested to receive paper proxy materials. If you are a street-name shareholder, your broker or other nominee has provided you a voting instruction form and other information for you to use in directing your broker or nominee how to vote your shares.

Who will count the vote?

A representative of Computershare Trust Company, N.A., an independent tabulator, will count the vote and act as the inspector of election.

May I change my vote after I have voted?

A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you are a registered shareholder and wish to change your vote by mail, you may do so by requesting, in writing, a proxy card from the Corporate Secretary at Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary. The last proxy received prior to the Annual Meeting will be the one that will be counted. If you are a registered shareholder, you may also change your vote by voting at the virtual Annual Meeting. Virtual attendance at the Annual Meeting will not, by itself, change a prior vote. Street-name shareholders wishing to change their votes after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.

May I revoke a proxy?

Yes, a registered shareholder may revoke a properly executed proxy at any time before it is exercised at the Annual Meeting by (i) submitting a letter addressed to and received by the Corporate Secretary at the address listed in the answer to the previous question or (ii) attending the Annual Meeting in person and revoking your proxy. Street-name shareholders wishing to revoke their proxies after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.

What does it mean if I receive more than one Notice, proxy or voting instruction form?

It means your shares are registered in more than one account. For all copies of proxy materials, please provide voting instructions for all Notices, proxy cards and voting instruction forms that you receive. We encourage you to register all your accounts in the same name and address. Registered shareholders may contact our transfer agent, Computershare Trust Company, N.A., at 150 Royall Street, Canton, MA 02021 (1-866-455-9772). Street-name shareholders holding shares through a broker or other nominee should contact their broker or nominee and request consolidation of their accounts.

What constitutes a quorum?

The holders of a majority of the outstanding shares entitled to vote, in person or represented by proxy at the Annual Meeting, constitute a quorum. A quorum is necessary to transact business at the Annual Meeting.

What is the required vote to elect trustees?

Item 1: The affirmative vote of at least two-thirds of all the votes cast (i.e., voted “for” or “against”) as to a nominee at a meeting of shareholders at which a quorum is present is required to elect a trustee. In the event that an incumbent trustee does not receive a sufficient percentage of votes entitled to be cast for election, he or she will continue to serve on the Board until a successor is duly elected and qualifies. Cumulative voting is not permitted.

What is the required vote to approve each of the other proposals?

Item 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of votes cast (i.e., voted “for” or “against”) in person or represented by proxy at the Annual Meeting.

Item 3: Approval of the advisory vote on the Company’s executive compensation program for our named executive officers requires the affirmative vote of a majority of votes cast (i.e., voted “for” or “against”) in person or represented by proxy at the Annual Meeting.

What is the effect of an abstention?

Abstentions occur when a shareholder is present in person or by proxy at the Annual Meeting, but abstains from voting. Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions are not votes cast and will have no effect on the election of trustees, on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm or on the advisory vote on the Company’s executive compensation.

How will votes be counted on shares held through brokers?

If you hold shares beneficially in street name, but do not provide your broker with voting instructions on a matter on which the broker is not permitted to vote without instructions from the beneficial owner, your shares represent “broker non-votes.” Under the rules of the New York Stock Exchange, brokers are not entitled to vote on (i) the election of trustees (Item 1) or (ii) the advisory vote on the Company’s executive compensation (Item 3) unless they receive voting instructions from the beneficial owner. Your broker is entitled to vote your shares even if no instructions are received from you on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Item 2). Broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Because broker non-votes are not considered votes cast on a proposal, broker non-votes, if any, will not affect the outcome of the election of trustees (Item 1) or the advisory vote on the Company’s executive compensation (Item 3).

Why are you holding a virtual Annual Meeting?

We believe that the virtual meeting format will provide expanded access, improved communication and cost savings for our shareholders and the Company.

The Annual Meeting will convene at 10:00 a.m. Eastern Time on June 5, 2024. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the virtual check-in process. Please follow the registration instructions as outlined in this proxy statement.

How do I attend and vote shares at the Annual Meeting?

Any shareholder as of the Record Date or their duly authorized proxies may attend the Annual Meeting virtually. If you are a registered shareholder, you do not need to register to attend the Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting meetnow.global/MGHTACU. You also will be able to vote your shares electronically as part of the Annual Meeting webcast. Please follow the instructions on the notice or proxy card that you received.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the virtual Annual Meeting by remote communication via webcast, you must submit a legal proxy from your broker or nominee as proof of your power to authorize your vote. Obtaining a legal proxy from your broker or nominee may take several days. Requests for registration must be labeled as “Legal Proxy” and be should be received by Computershare via email or by mail using the instructions below by no later than 5:00 PM, Eastern Time on June 3, 2024 to ensure ample time to provide your confirmation of registration to be admitted to the meeting

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By mail

Computershare

Seritage Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

The Annual Meeting will convene at 10:00 a.m. Eastern Time on June 5, 2024. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check-in process. Please follow the registration instructions as outlined in this proxy statement.

May I access future annual meeting materials through the Internet?

Yes. Registered shareholders may sign up for electronic delivery at any time by registering their account online at www.computershare.com and updating their account profile. If you authorize a proxy through the Internet, you may also sign up for electronic delivery. Just follow the instructions that appear after clicking on the “Vote” icon at www.envisionreports.com/SRG during the voting process. You will receive an e-mail next year containing our 2024 Annual Report on Form 10-K and the Proxy Statement for our 2025 annual meeting. Street-name shareholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees our Company incurs in connection with the solicitation of proxies.

How are proxies solicited and what is the cost?

Seritage will bear the cost of soliciting proxies by or on behalf of our Board. In addition to solicitation through the mail, proxies may be solicited in person or by telephone or electronic communication by our trustees, officers and employees, none of whom will receive additional compensation for these services. We have engaged Innisfree M&A Incorporated (“Innisfree”) to distribute and solicit proxies on our behalf and will pay Innisfree a fee of $20,000 plus reimbursement of reasonable out-of-pocket expenses, for these services.

What is “householding”?

Seritage has adopted a procedure called “householding,” which has been approved by the SEC and authorized under Maryland law. Under this procedure, shareholders of record who have the same address and last name will receive a single copy of the Notice and, if applicable, the proxy materials unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to our company by reducing printing and postage costs.

If you wish to receive separate copies of Notices and, if applicable, proxy materials, please call the Company at (212) 355-7800 or write to: Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. The Company will deliver the requested documents to you promptly upon your request.

Any shareholders of record who share the same address and currently receive multiple copies of Notices and, if applicable, proxy materials who wish to receive only one copy of these materials per household in the future may contact the Corporate Secretary of the Company at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.

How do I revoke my consent to the householding program?

If you are a holder of record and share an address and last name with one or more other holders of record, and you wish to continue to receive separate Notices and, if applicable, proxy materials, you may revoke your consent by writing to Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. You may also revoke your consent by contacting the Company at (212) 355-7800. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

CORPORATE GOVERNANCE

Corporate Governance Practices

Our Board is committed to effective corporate governance. The Board has approved and adopted Corporate Governance Guidelines that provide the framework for governance of our company. The Nominating and Corporate Governance Committee reviews and assesses the Corporate Governance Guidelines annually and recommends changes to the Board as appropriate. The Corporate Governance Guidelines, along with the charters of our Audit,

Compensation and Nominating and Corporate Governance Committees and our Code of Business Conduct and Ethics, are available on our website at www.seritage.com on our Investor Relations page under the heading “Governance Documents.” (We are not including the information contained on, or available through, our website as a part of, or incorporating such information by reference into, this proxy statement.)

Among other things, the Corporate Governance Guidelines provide that:

●	A majority of the members of the Board must be independent trustees;
●	Independent trustees are to meet regularly, at least twice a year, in executive session without management present;
●	The Board and each of its committees have the power to engage, at the Company’s expense, independent legal, financial or other advisors as deemed necessary, without consulting or obtaining the approval of the Company’s officers in advance;
●	The Board conducts an annual evaluation to assess whether it and its committees are functioning effectively;
●	The Board is committed to a policy of inclusiveness and is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills; and
●	Trustees and executive officers are prohibited from entering into any hedging or pledging transactions involving Company securities. Specifically, the Company prohibits all trustees and executive officers from engaging (at any time) in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities, including any hedging or similar transaction designed to decrease the risks associated with holding Company securities (but excluding transactions pursuant to awards granted under a Company equity-incentive plan, such as the exercise of stock options and purchase of the underlying shares). In addition, all trustees and executive officers are prohibited from pledging Company securities as collateral for loans.

Environmental, Social and Governance Practices

We have been committed to environmental, social responsibility and governance practices that serve our shareholders, our team and our communities. In 2019, we launched our Environmental, Social and Governance steering committee and have taken several steps since then towards recognizing our risks and improving our practices across our Company.

●	Environmental. We undertook a number of green initiatives to mitigate our environmental risks, including replacing or redeveloping aging structures with more energy efficient buildings, and implementing improved insulation, cool roofs, LED lighting, smart irrigation systems and landscape design, remote electricity monitoring and charging stations for electric vehicles.
●	Social. As part of our completed or commenced development projects, we made significant capital investments to repurpose and modernize buildings and land, enhancing the local communities in which we serve and contributing to job creation. We are dedicated to maintaining a corporate workforce on a culture of respect, safety, professionalism and integrity.
●	Governance. We are focused on maintaining high governance standards and maintaining the diversity of our Board and executive leadership. In each of 2018, 2019 and 2022, our Board of Trustees elected an additional female trustee. In 2021, our Board elected a female Chief Executive Officer and President who also serves on our Board. Given where the Company is in its life cycle and in light of the Plan of Sale (as defined below), we are not looking to add new Board members at this time. If we were to add new members, we would consider diversity in our selection process. In addition, we amended our declaration of trust to declassify our Board so that all of our trustees stand for election annually. Also, each of our trustees and employees is subject to our Code of Business Conduct and Ethics, which we believe increases accountability and lowers governance risks.

On March 1, 2022, we announced that our Board had commenced a process to review a broad range of strategic alternatives to enhance shareholder value. In 2022, we sought and obtained shareholder approval for a proposed plan of sale of our assets and dissolution (the “Plan of Sale”) that would allow our Board to sell all of our assets, distribute the net proceeds to shareholders and dissolve the Company. The strategic review process remains ongoing as the Company executes the Plan of Sale, and the Company remains open minded to pursuing value maximizing alternatives, including a potential sale of the Company. We will consider these environmental, social responsibility and governance practices, to the extent applicable, in connection with our efforts to maximize the monetization of our assets under the Plan of Sale or otherwise.

Trustee Independence

Based on the review and recommendation by the Nominating and Corporate Governance Committee, the Board analyzed the independence of each trustee. In making its independence determinations, the Board considers transactions, relationships and arrangements between Seritage and entities with which trustees are associated as executive officers or trustees or have significant financial interests. When these transactions, relationships and arrangements exist, they are in the ordinary course of business and are of a type customary for a real estate company such as Seritage.

As a result of this review, the Board affirmatively determined that the following trustees meet the standards of independence under our Corporate Governance Guidelines and the applicable New York Stock Exchange (“NYSE”) listing rules, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment:

John T. McClain

Adam Metz

Talya Nevo-Hacohen

Mitchell Sabshon

Allison L. Thrush

Mark Wilsmann

The Board has also determined that all members of the Audit Committee (“Audit Committee”) meet additional, heightened independence criteria applicable to audit committee members under the NYSE listing rules. The Board has further determined that Adam Metz and Allison L. Thrush are financially literate, and that John T. McClain, the chair of the Audit Committee, is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Board has also determined that the members of the Compensation Committee meet independence criteria applicable to compensation committee members under the NYSE listing rules.

Risk Management

Consistent with our leadership structure, our Chief Executive Officer and other members of senior management are responsible for the identification, assessment and management of risks that could affect the Company, and the Board provides oversight in connection with these efforts. The Board’s oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of the Nominating and Corporate Governance Committee, the Audit Committee, the Compensation Committee and the Investment Committee below and in the charters of these Board committees. The full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight and management of particular risks within the Company, including our Chief Executive Officer, Interim Chief Financial Officer and our Chief Legal Officer and Corporate Secretary.

Public Policy Matters

We are committed to ethical business conduct and expect our trustees, officers and employees to act with integrity and to conduct themselves and our business in a way that protects our reputation for fairness and honesty. Consistent with these principles, we have established policies and practices in our Code of Business Conduct and Ethics with respect to political contributions and other public policy matters.

We encourage our employees to be active in the political and civic life of their communities. Trustees, officers and employees acting in their individual capacities may not give the impression that they are speaking on our behalf or representing the Company in such activities. In addition, no trustee or employee is permitted to make, authorize or permit any unlawful contributions, expenditure or use of the Company’s funds or property for political purposes. Trustees and employees must not give anything of value to government officials if this could be interpreted as an attempt to curry favor on behalf of the Company.

THE BOARD OF TRUSTEES

Board Membership

The Nominating and Corporate Governance Committee of our Board is responsible for reviewing the qualifications and independence of members of the Board and its various committees on a periodic basis, as well as the composition of the Board as a whole. This assessment includes members’ qualification as independent and their economic interest in the Company through meaningful share ownership, as well as consideration of diversity, skills and experience in relation to the needs of the Board as discussed in more detail below under “Nomination of Trustees.” Trustee nominees will be recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter. The ultimate responsibility for selection of trustee nominees resides with the Board. The Board held four regular meetings and two special meetings during fiscal year 2023. All of the current trustees who served on the Board during 2023 attended at least 75% of the total meetings of the Board and each of the Board committees on which such trustee served during his or her respective tenure. In addition to the foregoing, during fiscal year 2023, the trustees from time to time held additional conference calls to discuss Company business relating to matters including updates on the Plan of Sale and executive compensation matters discussed in the section of this Proxy Statement entitled “Compensation Discussion and Analysis.” Trustees are encouraged to attend, and substantially all of our current trustees who served on the Board during 2023 attended, our 2023 annual meeting of shareholders.

Committees of the Board of Trustees

The Board has standing Audit, Compensation, Nominating and Corporate Governance, and Investment Committees. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent, as defined in the NYSE listing rules.

The table below reflects the current membership of each committee and the number of meetings held by each committee in fiscal year 2023.

	Audit	Compensation	Nominating and Corporate Governance	Investment
J. McClain	X*	X*
A. Metz	X	X
T. Nevo-Hacohen		X		X*
M. Sabshon			X*
A. Thrush	X		X
M. Wilsmann			X	X
2023 Meetings	7	3	1	2 (1)
*	Committee chair
(1)	In addition to the meetings set forth above, in other instances the Investment Committee acted pursuant to unanimous written consents in 2023.

Each Board committee operates under a written charter. The principal functions of each committee are summarized below (charters for the Audit, Compensation and Nominating and Corporate Governance Committees may be viewed on our website at www.seritage.com under the “Investors - Governance Documents” heading or may be requested by writing to our Corporate Secretary at our principal executive office):

Audit Committee

●	Hires, subject to shareholder ratification at the annual meeting, the independent registered public accounting firm to perform the annual audit;
●	Is responsible for compensation and oversight of the work of the independent registered public accounting firm in connection with the annual audit report and quarterly reviews;
●	Reviews the Company’s annual and quarterly financial statements, including disclosures made in management’s discussion and analysis of results of operations and financial condition;
●	Reviews the quarterly presentations prepared by the independent registered public accounting firm;
●	Pre-approves audit and permitted non-audit services performed by the independent registered public accounting firm;
●	Reviews financial reports, internal controls and risk exposures, including cybersecurity risk;
●	Reviews and approves all related-party transactions, as defined by applicable NYSE rules;
●	Reviews management’s plan for establishing and maintaining internal controls;
●	Reviews the scope of work performed by the internal audit staff;
●	Discusses with the Company’s Chief Legal Officer matters that involve our compliance and ethics policies; and
●	Prepares the Audit Committee Report required by SEC rules to be included in our annual Proxy Statement.

Compensation Committee

●	Reviews recommendations for and approves the compensation of senior executive officers;
●	Reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance and recommends to the Board the CEO’s overall compensation level;
●	Reviews and approves employment agreements, severance arrangements and change in control arrangements affecting the CEO and other senior executives; and
●	Prepares the Compensation Committee Report required by SEC rules to be included in our annual Proxy Statement.

Nominating and Corporate Governance Committee

●	Reports annually to the full Board with an assessment of the Board’s performance;
●	Recommends to the full Board the nominees for trustees;
●	Reviews and recommends to the Board the composition of Board committees and the committee chairperson;
●	Reviews recommended compensation arrangements for the Board; and
●	Reviews and reassesses the adequacy of our Corporate Governance Guidelines.

Investment Committee

●	Assists the Board in fulfilling its responsibility to oversee acquisitions, dispositions, development projects, financings and other similar investments by the Company;
●	Assists the Company’s executive officers and management in evaluating and formulating proposed investments;
●	Reviews and assesses proposed investments in light of the Company’s strategic goals and objectives; and
●	Has the authority to approve certain transactions and presents and recommends certain other transactions to the full Board for its approval.

Compensation Committee Interlocks and Insider Participation

During fiscal 2023, Adam Metz, John T. McClain and Talya Nevo-Hacohen served as members of our Compensation Committee. No member of the Compensation Committee is a current or former executive officer or employee of the Company and no current member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain related-party transaction. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a trustee or member of the Company’s Compensation Committee during fiscal year 2023.

Communications with the Board of Trustees

You may contact any trustee, any group of trustees or the entire Board, at any time, subject to the exceptions described below. Your communication should be sent to the Seritage Growth Properties Board of Trustees - c/o Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. Communications are distributed to the Board, a committee of the Board, or a Board member as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as new product suggestions, résumés and other job inquiries, surveys and business solicitations or advertisements.

Board Leadership Structure

The Board has no policy that mandates the separation of the offices of Chairman of the Board and Chief Executive Officer. Under our Corporate Governance Guidelines, which may be viewed on our website at www.seritage.com under the “Investors - Governance Documents”, the Board believes that it is in the best interests of the Company to make such a determination at the time that it elects a new Chairman of the Board or Chief Executive Officer. The Board believes this determination should be based on the Company's best interests in light of the circumstances at the time. Ms. Olshan is the Chief Executive Officer of the Company. Since June 2022, Adam Metz has been the Chairman of the Board. It is the current view of the Board that the separation of the roles of Chairman and Chief Executive Officer now serves the best interests of the Company. The Board believes it is important to maintain flexibility in the future as to the Board's leadership structure, but firmly supports maintaining a non-management trustee in a leadership role at all times, whether as non-executive Chairman or Lead Independent Trustee.

Nomination of Trustee Candidates

The Nominating and Corporate Governance Committee considers candidates proposed by shareholders and evaluates them using the same criteria that it uses for other candidates. The Nominating and Corporate Governance Committee will, when appropriate, actively seek individuals qualified to become Board members, and solicit input on trustee candidates from a variety of sources, including our current trustees. As a matter of course, the Committee will evaluate a candidate’s qualifications and review all proposed nominees for the Board, including those proposed by shareholders, in accordance with its charter and our Corporate Governance Guidelines. This will include a review of the candidate’s qualifications and independence and economic interest in the Company through meaningful share ownership, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee will ensure, to the extent consistent with applicable legal requirements and the trustees’ duties, that new Board nominees are drawn from a pool that includes diverse candidates, including women and minority candidates. The Committee is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each Board search that the Board and the Nominating and Governance Committee undertake. While the Committee has the right to retain a third party to assist in the nomination process, the Committee did not do so in fiscal year 2023, and accordingly the Company did not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees in fiscal year 2023. Also, given where the Company is in its life cycle and in light of the Plan of Sale, we are not looking to add new Board members at this time.

Trustee nominees recommended by the Nominating and Corporate Governance Committee are expected to be committed to representing the long-term interests of our Company and our shareholders. The Committee believes that it is important to align the interests of the trustees with those of our shareholders, and therefore expects that each non-employee trustee will acquire, by the third anniversary of his or her election as a trustee, a number of Class A Shares with a cost at least equal to the annual retainer of each trustee in effect on the date when the trustee first becomes a member of the Board. The Corporate Governance Guidelines provide that the Board members should possess a high degree of integrity and have broad knowledge, experience and mature judgment. In addition to a meaningful economic commitment to our company as expressed in share ownership, trustees and nominees should have predominately business backgrounds, have experience at policy-making levels in business, and bring a diverse set of business experiences and perspectives to the Board.

Any recommendation by our shareholders should include any supporting material the shareholder(s) considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our trustees if elected. The Nominating and Corporate Governance Committee also reserves the right to request such additional information as it deems appropriate. All recommendations for nomination received by the Corporate Secretary will be presented to the Nominating and Corporate Governance Committee for its consideration. See section entitled “Communications with the Board of Trustees” for more information.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Review and Approval of Transactions with Related Persons

The Company’s Audit Committee charter requires that the Audit Committee review and approve all related-party transactions required to be disclosed pursuant to SEC rules and applicable NYSE rules. With respect to each related-party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available from an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Our Relationships with Transform Holdco LLC and Edward S. Lampert

On June 11, 2015, Sears Holdings effected a rights offering (the “Rights Offering”) to Sears Holdings stockholders to purchase common shares of beneficial interest of Seritage in order to fund, in part, Seritage’s $2.7 billion acquisition of 234 of Sears Holdings’ owned properties and one of its ground leased properties, and its 50% interests in three joint ventures that collectively owned 28 properties, ground leased one property and leased two properties (collectively, the “Transaction”). The Rights Offering ended on July 2, 2015, and the Company’s Class A Shares were listed on the NYSE on July 6, 2015. On July 7, 2015, the Company completed the Transaction with Sears Holdings and commenced operations.

On October 15, 2018, Sears Holdings and certain of its affiliates filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On February 28, 2019, the Company and certain affiliates of Transform Holdco LLC, an affiliate of ESL Investments, Inc. (“Holdco” or the “Tenant”), executed a master lease with respect to 51 wholly-owned properties (the “Holdco Master Lease”), which became effective on March 12, 2019, when the Bankruptcy Court issued an order approving the rejection of the original master lease between the Company and Sears Holdings (the “Original Master Lease”). The Holdco Master Lease was amended on June 3, 2020 (the “Holdco Master Lease Amendment”) and on December 2, 2020 (the “Holdco Master Lease Second Amendment”) each as further described below. As of December 31, 2022, the Company did not have any remaining properties leased to Holdco or Sears Holdings after giving effect to the termination of the remaining five Consolidated Properties, which were completed in March 2021.

Since the Transaction, the Company has operated as an independent public company. Our former Chairman, Edward S. Lampert, and entities affiliated with him, together as a group, currently beneficially own a significant portion of Holdco's outstanding common stock and approximately 24% of the Company's outstanding Class A Shares. For additional information, see the “Amount and Nature of Beneficial Ownership” section of this proxy statement. Mr. Lampert is the Chairman of the Board of each of the tenant entities that is a party to the Holdco Master Lease. Accordingly, Holdco is considered a related party.

Mr. Lampert entered into a Voting and Support Agreement with the Company, pursuant to which, on July 6, 2022, Mr. Lampert exchanged his entire equity interest in our operating partnership, Seritage Growth Properties, L.P., a Delaware limited partnership (the “OP”), for Class A Shares of Seritage in accordance with the terms of the partnership agreement of our OP. Accordingly, Seritage currently owns, directly and indirectly, the entire equity interest in the OP.

The following is a summary of the terms of the material agreements that we and the OP have entered into with ESL Investments, Inc., an affiliate of Mr. Lampert, and its affiliates (“ESL”) that remain in effect. The summary of the agreements is qualified in its entirety by reference to the full text of the applicable agreements filed as exhibits to our SEC reports.

Subscription, Distribution and Purchase and Sale Agreement

Through the subscription, distribution and purchase and sale agreement (the “Subscription, Distribution and Purchase and Sale Agreement”), Sears Holdings subscribed for rights to acquire Class A Shares of Seritage and distributed such subscription rights to its stockholders. The Subscription, Distribution and Purchase and Sale Agreement also provided for the sale of properties and joint venture interests (both directly and indirectly) to the OP for an aggregate purchase price of approximately $2.7 billion. The Subscription, Distribution and Purchase and Sale Agreement allocated responsibility for liabilities relating to the acquired properties between Seritage and Sears Holdings subject to the provisions of the Original Master Lease. It also contains indemnification obligations between Seritage and Sears Holdings.

Registration Rights Agreement with ESL

We entered into a registration rights agreement with ESL (the “Registration Rights Agreement”), dated July 7, 2015. The Registration Rights Agreement provides for, among other things, demand registration rights and piggyback registration rights for ESL. We are required to indemnify ESL against losses suffered by it or certain other persons based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, related prospectus, preliminary prospectus or free writing prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except to the extent based upon information furnished in writing by ESL specifically for use therein.

In connection with the receipt of a demand notice pursuant to the Registration Rights Agreement, we filed a registration statement on Form S-3 with the SEC on November 30, 2021 to register the offering and resale of 16,428,149 of our Class A Shares by ESL.

Our Relationship with Winthrop Capital Advisors, LLC and John Garilli

On January 7, 2022, we announced that John Garilli had been appointed Interim Chief Financial Officer on a full-time basis, effective January 14, 2022. Mr. Garilli has been a member of Winthrop Capital Advisors, LLC and its affiliates (“Winthrop”) since 1995, currently serving as President and Chief Operating Officer. Previously, Mr. Garilli served as Chief Accounting Officer of Winthrop Realty Trust, a NYSE-listed real estate investment trust, from 2006 to 2012 and served as Winthrop Realty Trust's Chief Financial Officer from 2012 until 2016. We and Winthrop are parties to an existing agreement, pursuant to which Winthrop provides us with comprehensive property management services and property accounting support as well as the services of Mr. Garilli and other Winthrop executives. In exchange for these services, in 2024 we expect to pay Winthrop a fee equal to $108,333 per month, plus reimbursement for the salaries, bonuses and benefits for certain employees of Winthrop, other than Mr. Garilli and other Winthrop executives, who devote time to us.

ITEM 1. ELECTION OF TRUSTEES

Item 1 is the election of seven trustee nominees to our Board. If elected, the seven nominees will serve until the 2025 annual meeting of shareholders and until their successors are duly elected and qualify. The proxies will vote FOR the election of all of the nominees listed below, unless otherwise instructed. All trustees will continue in office until the expiration of their terms at the 2025 annual meeting of shareholders.

The affirmative vote of at least two-thirds of all the votes cast (i.e., voted “for” or “against”) at a meeting of shareholders at which a quorum is present is required to elect a trustee. In the event that an incumbent trustee does not receive a sufficient percentage of votes entitled to be cast for election, he or she will continue to serve on the Board until a successor is duly elected and qualifies. Cumulative voting is not permitted.

The number of trustees constituting the entire Board is currently fixed at seven. The trustees are elected at each annual meeting of shareholders to serve until the succeeding annual meeting of shareholders and until their respective successors have been duly elected and qualify.

The Board expects each nominee to be available for election. If any nominee should become unavailable to serve as a trustee for any reason prior to the Annual Meeting, the proxies may vote for another person nominated by the Board, or the Board may reduce the number of trustees to be elected at the Annual Meeting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE SEVEN NOMINEES FOR TRUSTEE.

The biographies of each of the nominees below contain information regarding the nominee’s service as a trustee, business experience, trustee or director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a trustee for the Company.

The Board has nominated the following trustees for re-election as trustees for one-year terms expiring at the 2025 annual meeting of shareholders:

John T. McClain
Trustee since 2015

John T. McClain, age 63, currently serves as the Chief Financial Officer of Iconix Brand Group, a brand management company. Previously, Mr. McClain served as the Chief Financial Officer of Lindblad Expeditions Holdings, Inc., an expedition travel company. Mr. McClain also served as the Chief Financial Officer of the Jones Group Inc., a leading global designer, marketer and wholesaler of over 25 brands, from July 2007 until its sale to Sycamore Partners in April 2014. Prior to that, Mr. McClain held a number of roles at Avis Budget Group, Inc., formerly Cendant Corporation. He joined Cendant Corporation in September 1999, serving as the Senior Vice President, Finance & Corporate Controller until 2006. From 2006 to 2007, Mr. McClain served as the Chief Accounting Officer of Avis and Chief Operating Officer of Cendant Finance Holdings. Mr. McClain previously held leadership roles at Sirius Satellite Radio Inc. and ITT Corporation. Mr. McClain also serves on the Board of Directors of Lands’ End, Inc., where he is chair of the Audit Committee, and previously served on the Board of Directors of Cherokee Global Brands Inc., where he was the chair of the Audit Committee. Mr. McClain has over 25 years of executive financial experience, serving at high-level capacities for the retail and consumer sectors, which qualifies him to serve as a trustee of the Company.

Adam Metz

Trustee since 2022

Adam Metz, age 62, currently serves as a non-executive director of Hammerson plc, a United Kingdom-based real estate investment trust, since July 2019, five business development companies advised by MS Capital Partners Adviser Inc., a wholly owned subsidiary of Morgan Stanley, beginning in October 2019 and Morgan Stanley Direct Lending Fund, since 2019. Mr. Metz served as a Managing Director and head of International Real Estate at Carlyle Group from September 2013 to April 2018. Prior to Carlyle Group, Mr. Metz was Senior Advisor to TPG Capital's Real Estate Group. Previously, Mr. Metz served as Chief Executive Officer of General Growth Properties (“GGP”), where he led GGP through its restructuring and emergence from bankruptcy. Before joining GGP, Mr. Metz was co-founding partner of Polaris Capital LLC, which partnered with the Blackstone Group on the ownership of a portfolio of retail real estate assets throughout the United States. Mr. Metz has also held positions at Rodamco, Urban Shopping Centers, JMB Realty and The First National Bank of Chicago. Mr. Metz's previous experience serving as an independent director on numerous boards including, Forest City, Parkway Properties and Howard Hughes Corporation, well qualifies him to serve as a trustee of the Company.

Talya Nevo-Hacohen
Trustee since 2022

Talya Nevo-Hacohen, 64, has served as EVP, Chief Investment Officer and Treasurer of Sabra Health Care REIT, Inc. since 2010. From September 2006 to August 2008 and from February 2009 to November 2010, Ms. Nevo-Hacohen served as an advisor to private real estate developers and operators regarding property acquisitions and dispositions, corporate capitalization, and equity and debt capital raising. Previously, Ms. Nevo-Hacohen was a Managing Director with Cerberus Real Estate Capital Management, LLC. From 2003 to 2006, Ms. Nevo-Hacohen served as Senior Vice President-Capital Markets and Treasurer for Healthpeak Properties, Inc. (“Healthpeak”)(formerly HCP, Inc.), a healthcare REIT. Prior to her time with Healthpeak, Ms. Nevo-Hacohen spent 10 years with Goldman, Sachs & Co. (“Goldman Sachs”) where she was a Vice President in the investment banking and finance, operations and administration divisions. Prior to her affiliation with Goldman Sachs, she practiced architecture and was associated with several architectural firms in New York. Ms. Nevo-Hacohen is the President of the Board of Trustees of South Coast Repertory, and also serves on the Board of Advisors of Yale University’s Jackson School of Global Affairs. Ms. Nevo-Hacohen serves as Chairman of the Board of U.S. Friends of Dror Israel, is a member of the Advisory Board of Znest, and also serves as a member of the Board of Spike’s K9 Fund . Ms. Nevo-Hacohen's experience advising REITs and finance well qualifies her to serve as a trustee of the Company.

Andrea L. Olshan
Trustee since 2021

Ms. Olshan, age 44, joined Seritage from Olshan Properties, a privately held real estate firm specializing in the development, acquisition, and management of commercial real estate, where she has served as Chief Executive Officer since 2012. Prior to serving as Chief Executive Officer, Ms. Olshan served as the Chief Operating Officer of Olshan Properties, and was responsible for the entire operating business, portfolio, and joint ventures, including the company’s accounting, construction, capital markets, investments, human resources, and legal departments. Ms. Olshan is the Chairman of the board of directors of Olshan Properties. Ms. Olshan previously served on the board of directors of Morgans Hotel Group from 2013 through 2016, serving on both the Compensation Committee and Audit Committee of its board of directors. Ms. Olshan is actively involved in numerous civic and social service organizations. She is a trustee of the Horace Mann School and a Vice Chair of the board of directors of 92NY. Ms. Olshan’s deep real estate industry and market expertise, as well as her significant experience as the chief executive officer of several large real estate companies, makes her well qualified to serve as a trustee of the Company.

Mitchell Sabshon

Trustee since 2022

Mr. Sabshon, 72, has served as Chairman of the Board of Directors, Chief Executive Officer and Director of InPoint Commercial Real Estate Income, Inc., a publicly registered, non-listed commercial mortgage REIT, since 2016, Managing Member of Emperus Strategic Advisors, LLC, a privately held financial services consulting firm, since 2024, and Chief Executive Officer of Inland InPoint Advisor, LLC, a privately-held advisor that manages InPoint Commercial Real Estate Income, Inc., since 2016. He previously served as Chief Executive Officer and Director of MH Ventures Fund II, Inc., a privately held manufactured housing community REIT from 2021 to 2024, Chief Executive Officer and Director of Inland Private Capital Corporation from 2016 to 2024, Chief Executive Officer and Director of Inland Real Estate Income Trust, Inc., a publicly registered, non-listed multi-tenant retail REIT from 2014 to 2024, Chief Executive Officer and President of Inland Real Estate Investment Corporation from 2013 to 2024 and Executive Vice President and Chief Operating Officer of Cole Real Estate Investments from 2010 to 2013. Before that, he spent almost 10 years at Goldman, Sachs & Co. in various leadership roles, including President and CEO of Goldman Sachs Commercial Mortgage Capital. He also served as a Senior Vice President in Lehman Brothers real estate investment banking group. Prior to joining Lehman Brothers, Mr. Sabshon was an attorney in the corporate and real estate structured finance practice groups at Skadden, Arps, Slate, Meagher & Flom LLP in New York. Mr. Sabshon's executive experience in real estate well qualifies him to serve as a trustee of the Company.

Allison L. Thrush
Trustee since 2019

Allison L. Thrush, 60, previously served as a managing director of Fortress Investment Group LLC, where she was responsible for capital formation and investor relations for the firm's private equity business. Her responsibilities included fund structuring, fundraising, and negotiation of the firm's private equity investment partnerships, investor relations and client services, oversight of various advisory boards, and special projects relating to matters such as restructurings, recapitalizations and IPOs. Prior to joining Fortress in 2001, Ms. Thrush directed a portfolio of opportunistic real estate and private equity investments for the New York State Common Retirement Fund. Prior to that, she worked for the New York State Urban Development Corporation and Coopers & Lybrand, now PricewaterhouseCoopers. Ms. Thrush’s experience in business, investment and real estate qualify her to serve as a trustee of the Company.

Mark Wilsmann

Trustee since 2022

Mr. Wilsmann, 64, spent 31 years in real estate with MetLife Investment Management (“Met Life”), including roles in asset management, acquisitions, mortgage lending, portfolio management, regional operations, and merger integration. He most recently served at Met Life as Managing Director and Head of Equity Investments. He assumed this role in 2012 to help build MetLife's $32 billion direct property investment platform, investing on behalf of the MetLife General Account as well as institutional investors including public and private pension funds, sovereign wealth funds, and insurance companies, via co-mingled funds and managed accounts. He also oversaw more than $7 billion in ground up-development investments in apartments, industrial, office, retail, life sciences, data centers, and hotels. Between 2003 and 2012, Mr. Wilsmann led MetLife's commercial mortgage lending business, directing product design, pricing, and origination activities and chairing the investment committee. Mr. Wilsmann's experience in asset management and mortgage lending well qualify him to serve as a trustee of the Company.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Security Ownership of Trustees and Management

The following table sets forth information with respect to the beneficial ownership of our Class A Shares, Class B Shares and class C common shares of beneficial interest, par value $0.01 per share (“Class C Shares”), as of April 17, 2024 by:

●	each of our trustees;
●	each named executive officer (as defined under “Summary Compensation Table”); and
●	all of our trustees and executive officers as a group.

	Common Shares Class A		Non-Economic Shares Class B		Non-Voting Shares Class C
Name of Beneficial Owner(1)(2)	Number of Shares Beneficially Owned	Number of Shares Beneficially Owned Percent(3)	Number of Shares Beneficially Owned	Number of Shares Beneficially Percent	Number of Shares Beneficially Owned	Number of Shares Beneficially Owned Percent	% of Total Voting Power(4)
Andrea L. Olshan	160,027	*	-	-	-	-	*
John Garilli	-		-	-	-	-
Matthew Fernand	58,590	*	-	-	-	-	*
Eric Dinenberg	31,168	*	-	-	-	-	*
John T. McClain	2,600	*	-	-	-	-	*
Adam Metz	-		-	-	-	-
Talya Nevo-Hacohen	-		-	-	-	-
Mitchell Sabshon	-		-	-	-	-
Allison L. Thrush	5,450	*	-	-	-	-	*
Mark Wilsmann	-	*	-	-	-	-
All trustees, named executive officers, other executive officers as a group (10 persons)	257,835	*	-	-	-	-	*

* Less than 1%

(1)	The address of each beneficial owner is c/o Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110.
(2)	Ownership includes:
●	shares in which the trustee or executive officer may be deemed to have a beneficial interest; and
●	for executive officers, shares held as restricted stock units that are scheduled to vest within 60 days of April 17, 2024. Unless otherwise indicated, the trustees and executive officers listed in the table have sole voting and investment power with respect to the shares listed next to their respective names. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.
(3)	“Percent of Class” for each named person was calculated by using the disclosed number of shares beneficially owned as the numerator and 56,268,317, the number of our Class A Shares outstanding as of April 17, 2024 (plus for each named person, the number of shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator.
(4)	The “Percent of Total Voting Power” for each named person was calculated by using the disclosed number of beneficially owned Class A Shares as the numerator and 56,268,317, the number of shares of our Class A Shares outstanding as of April 17, 2024 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator, while also considering any applicable ownership limitations. No Class B Shares or Class C were outstanding as of April 17, 2024.

Security Ownership of 5% Beneficial Owners

The following table sets forth information with respect to beneficial ownership of our shares of beneficial interest by persons known by us to beneficially own 5% or more of our outstanding common shares as of April 17, 2024.

	Common Shares Class A		Non-Economic Shares Class B		Non-Voting Shares Class C
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Number of Shares Beneficially Owned Percent(2)	Number of Shares Beneficially Owned	Number of Shares Beneficially Owned Percent	Number of Shares Beneficially Owned	Number of Shares Beneficially Owned Percent	% of Total Voting Power(3)
Edward S. Lampert(4)	13,484,162	24.0%	-	-	-	-	24.0%
Hotchkis and Wiley Capital Management (5)	4,839,080	8.6%	-	-	-	-	8.6%
The Vanguard Group and related entities(6)	3,548,668	6.3%	-	-	-	-	6.3%
Zhengxu He (7)	3,455,146	6.1%	-	-	-	-	6.1%
Par Sanda and related entities(8)	3,128,813	5.6%					5.6%

(1)	Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.
(2)	“Percent of Class” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 56,268,317, the number of our Class A Shares outstanding as of April 17, 2024 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator.
(3)	The “Percent of Total Voting Power” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 56,268,317, the number of shares of our Class A Shares outstanding as of April 17 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator, while also considering any applicable ownership limitations. No Class B Shares were outstanding as of April 17, 2024.
(4)	Beneficial ownership is based on ownership as set forth in the Schedule 13D filed by Edward S. Lampert with the SEC on February 26, 2024 and ownership as set forth in the Forms 4 filed by Edward S. Lampert with the SEC on February 29, 2024 and April 3, 2024. The address for Edward S. Lampert is 1170 Kane Concourse, Suite 200 Bay Harbor Islands, Florida 33154.
(5)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Hotchkis and Wiley Capital Management, LLC with the SEC on February 13, 2024. The address for Hotchkis and Wiley Capital Management, LLC is 725 S. Figueroa Street 39th Floor, Los Angeles, CA 90017.
(6)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by The Vanguard Group with the SEC on February 13, 2024. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(7)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Zhengxu He with the SEC on April 5, 2024. The address for Zhengxu He is 5150 Hidalgo St., Houston, TX 77056.
(8)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Par Sanda and Sand Capital Associates, LLC with the SEC on February 15, 2024. As the Managing Member of Sand Capital Associates, LLC, Par Sanda may be deemed to beneficially own all of the Class A Shares beneficially owned by Sand Capital.

EXECUTIVE OFFICERS

The following table sets forth information regarding the individuals who serve as executive officers of Seritage, together with their biographical information.

Name	Age	Position
Andrea L. Olshan	44	Chief Executive Officer and President, Trustee
John Garilli	59	Interim Chief Financial Officer
Eric Dinenberg	41	Chief Operating Officer
Matthew Fernand	47	Chief Legal Officer and Corporate Secretary

Andrea L. Olshan serves as the Chief Executive Officer, President and Trustee of Seritage. Prior to Seritage, Ms. Olshan served as Chief Executive Officer of Olshan Properties from 2012 to 2021 and was responsible for the strategic direction of Olshan Properties, its investment activities, capital partnerships and the P&L of both the portfolio and the operating company. Through her membership in the Olshan Properties Investment Committee, Ms. Olshan evaluated all new investment opportunities and represented Olshan Properties in its third-party investments. She now serves as Chair of Olshan Properties' Board of Directors. Ms. Olshan also served on the board of Morgans Hotel Group, chairing the compensation committee where she led a corporate restructuring inclusive of the C-suite that reduced overhead and realigned its performance-vested compensation program.

John Garilli serves as the Interim Chief Financial Officer of Seritage. Mr. Garilli has been a member of Winthrop Capital Advisors LLC and its affiliates since 1995, currently serving as President and COO. Mr. Garilli currently serves as Interim President and CEO of Luby's, Inc., a national restaurant company operating the Luby's Cafeterias and Fuddruckers brands, since February 2021 and will continue to serve in that role in the near-term. Mr. Garilli has served as CEO, President, CFO, Treasurer, and Secretary of New York REIT Liquidating LLC since 2018. Prior to this, he served as the CEO of its predecessor, New York REIT, Inc. (“NYRT”), a NYSE-listed real estate investment trust, from July 2018 to November 2018, and as CFO, Secretary, and Treasurer of NYRT beginning in 2017. Previously, Mr. Garilli served as Chief Accounting Officer of Winthrop Realty Trust, a NYSE-listed real estate investment trust, from 2006 to 2012 and served as Winthrop Realty Trust's CFO from 2012 until 2016.

Matthew Fernand serves as the Chief Legal Officer and Corporate Secretary of Seritage and is responsible for overseeing all legal compliance, litigation and transactional matters and human resources. Prior to joining Seritage, Mr. Fernand was a partner in Sidley Austin LLP's Real Estate Group, where he practiced from 2005 to 2015 and focused on the financing, development acquisition and disposition, and leasing of commercial properties and the formation of real estate joint ventures and partnerships.

Eric Dinenberg serves as the Chief Operating Officer, a position he has held since December 2021. Prior to that, Mr. Dinenberg served as the Company's Executive Vice President of Development & Construction from April 2021 to December 2021, and as the Company's Senior Vice President of Mixed Use and Premier Properties since 2019. Prior to joining Seritage, Mr. Dinenberg served as Executive Vice President of Development and Operations at Brookfield Properties, overseeing all aspects of development and construction, new investments, and day-to-day operations. Preceding Brookfield, Mr. Dinenberg led Development and Operations efforts at Vornado Realty Trust.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion is intended to supplement the detailed information about executive compensation that appears in the following tables and accompanying narrative. It is also intended to provide insight into Seritage’s compensation philosophy and policies applicable to the determination of 2023 compensation for our named executive officers (“NEOs”). Our NEOs for the fiscal year ended December 31, 2023, include:

Name	Position
Andrea L. Olshan	Chief Executive Officer and President
John Garilli	Interim Chief Financial Officer(1)

Matthew Fernand	Chief Legal Officer and Corporate Secretary
Eric Dinenberg	Chief Operating Officer
(1)	Mr. Garilli serves in his role through a consulting agreement with Winthrop Capital Advisors, LLC, which arrangement is described under the heading “Review and Approval of Transaction with Related Persons - Our Relationship with Winthrop Capital Advisors, LLC and John Garilli.” Mr. Garilli does not participate in any of the executive compensation programs described below. Therefore, any references in the Compensation Discussion and Analysis to the NEOs participating in our executive compensation program exclude Mr. Garilli.

Executive Summary

In 2023, we continued to focus our executive compensation program on retaining and motivating our high-caliber talent in order to execute on the shareholder-approved Plan of Sale pursuant to which the Company intends to sell all of its assets, distribute the net proceeds to shareholders and dissolve. The key changes made to our executive compensation program in 2023 and our 2023 business highlights are described in the table below:

Key Changes to the Executive Compensation Program in 2023	2023 Business Highlights
Amendments to Employment Agreements. Each of our NEOs is party to an employment or letter agreement. On October 23, 2023, the Compensation Committee approved employment agreement amendments for Messrs. Fernand and Dinenberg, and, on December 28, 2023, the Compensation Committee approved an employment agreement amendment for Ms. Olshan, each of which included revisions to their compensation structures designed to retain our executives as the Company continues to execute on its Plan of Sale.

The Company, led by our management team, continued to make significant progress in the disposition of its assets pursuant to the Plan of Sale, despite challenging market conditions, generating $839.4 million of gross proceeds from the sale of 71 wholly-owned and joint venture assets last year (plus an additional $48.7 million of gross proceeds from the sale of five assets initiated during 2023 but completed subsequent to year-end through March 22, 2024). The Company also sustained its momentum on the Plan of Sale, with approximately $70 million of assets either under contract or with accepted offers through March 22, 2024.

In 2023, we also prepaid $670 million of our $1.6 billion term loan facility and, in connection therewith, extended the loan’s maturity date from 2023 to 2025. Subsequent to year-end we made an additional prepayment of $30 million, which brought our total repayment to $1.27 billion through March 22, 2024.

New Clawback Policy. On November 16, 2023, the Board of Trustees adopted the 2023 Clawback Policy, which provides for the recoupment of certain executive compensation in the event of an accounting restatement and is designed to comply with SEC and NYSE rules that became effective in 2023. The 2023 Clawback Policy supplements the Company’s existing clawback policy, which was adopted in March 2018.

Compensation Philosophy

The 2023 executive compensation program at Seritage was designed to retain and motivate its high-caliber talent to ensure the Company is able to execute on the Plan of Sale. The Compensation Committee believes that retaining its strong core management team is key to the Company’s success in this endeavor and central to the Company’s ability to focus on maximizing value for shareholders throughout the process.

Determination of Compensation

In 2023, consistent with the 2022 executive compensation program, the Compensation Committee focused on evaluating the human resource needs of the Company as the Plan of Sale process continued to evolve within a challenging real estate environment. This evaluation resulted in the modification of the retention program previously adopted, along with implementing shifts in other compensation elements, to ensure that key employees, including our NEOs, had more certainty regarding their compensation that would allow them to remain dedicated and incentivized to continue in their roles during this phase of the Company’s business. In essence, the Compensation Committee sought to continue to present the management team with a clear incentive to remain with the Company—receive enhanced compensation certainty over the short-term period during which they are asked to execute on a strategic initiative that is likely to result in the eventual liquidation of the Company—and thereby compete with the management team’s incentive to pursue positions elsewhere at enterprises where long-term advancement is a possibility. The Compensation Committee’s final determinations were made with an understanding of the Company’s successes and challenges in executing its Plan of Sale and related strategic objectives, as well as general knowledge of market practices.

Say-On-Pay

At the shareholder meeting held on June 6, 2023, approximately 76% of the votes cast on the “say-on-pay” proposal voted in favor of the “say-on-pay” proposal. Although the results of this vote are non-binding, the Compensation Committee takes the shareholder vote into consideration when determining the NEOs’ compensation. Beyond the “say-on-pay” vote results, the Company did not receive any specific feedback or inquiries regarding the executive compensation program but understands that overall best practices focus on, and many shareholders prefer, compensation elements that directly tie compensation levels to achievement of performance goals. While changes were made to the executive compensation program in October and December 2023, those changes were not a result of shareholder feedback and did not reinstate financial or operational performance metrics as part of the compensation program. The Compensation Committee continues to consider the compensation program’s strong retention-focused incentives appropriate in reaction to the Company’s current strategic initiatives and necessary to retain the Company’s core management team as it executes on the Plan of Sale. Specifically, in reviewing the compensation program, the Compensation Committee considered whether re-introduction of compensation elements based on achievement of performance metrics would be appropriate. The Compensation Committee determined that setting financial or strategic goals would, most likely, require a prediction of the expected timing of the Plan of Sale to be meaningful, which could inadvertently create incentives for the executives that are not fully aligned with our shareholders’ interests, and, therefore, would not benefit the Company or its shareholders. Moreover, not providing sufficient retention-based compensation would risk the core management team seeking other opportunities where their future career development and potential long-term economic incentives would be potentially more enticing. If executives were to depart, it would, in the Compensation Committee’s view, result in a significant loss of institutional knowledge and talent and could jeopardize the Company’s ability to maximize value in the course of its execution of the current strategic plan. The Compensation Committee will continue to consider the “say-on-pay” voting results and will evaluate making changes to the compensation program based on shareholder feedback, which considerations will be evaluated together with an assessment of market conditions and the Company’s specific business goals. Consistent with our shareholders’ current preference, the Company seeks a “say-on-pay” vote on an annual basis.

Elements of Compensation and Objectives

In addition to providing executives with standard employee benefits, the Company’s executive compensation program in 2023 focused on three key elements: base salary, annual bonus, and long-term incentives. For each NEO, the compensation elements are considered both individually and as a whole. The main elements of our NEOs’ 2023 compensation packages, and the rationale for each, are:

Element	Objective
Base salary	Base salary provides the executive a level of regularly-scheduled income and is set relative to the executive’s experience and the competitive marketplace.
Annual bonus	The annual bonus is designed to retain and motivate executives during the applicable bonus year.
Long-term incentives	The retention bonus program and annual long-term incentive awards are designed to retain executives and motivate them to remain with the Company until the Plan of Sale process is complete by providing payments over a series of time-based milestones, subject to continued employment.
Participation in general employee benefit programs	A standard package of employee benefits is maintained to provide employees, including the NEOs, with retirement savings opportunities, medical coverage, and other standard health and welfare benefits.

The amended employment agreements with our NEOs set the parameters of the pay elements described above. The base salary and other compensation levels were set in consideration of the individual’s roles, responsibilities, experience, expected amount of impact or influence on overall Company performance, and industry standards. The chosen mix of elements is designed to provide appropriate levels of stability and motivation for the NEOs to execute on the Company’s strategic goals. These compensation elements and levels are reviewed annually by the Compensation Committee.

Base Salary

The annual base salaries for our NEOs at the beginning of 2023 were: $1,000,000, $425,000, and $400,000 for Ms. Olshan, Mr. Fernand and Mr. Dinenberg, respectively. While there were no salary increases for our NEOs in 2023, the employment agreement amendments approved by the Compensation Committee in 2023 provide that each NEO’s annual base salary will automatically increase by 5% each year during the NEO’s term of employment beginning on March 16, 2024. This annual increase was agreed upon to account for inflation, to provide enhanced compensation certainty over the short-term period during which they are being asked to continue executing on the Plan of Sale and in recognition of the fact that base salary levels have not been increased in the normal course during the last three years.

Annual Bonus

The 2023 annual bonus program follows the same approach adopted by the Compensation Committee in 2022, which provided that eligible employees who are actively employed on the payment date would receive a bonus in an amount equal to the employee’s target annual bonus and that there would be no performance metrics applicable to the annual bonus program. This approach was continued as a term in the employment agreement amendments approved by the Compensation Committee in 2023 in order to continue providing the NEOs with certainty regarding their compensation at market competitive levels and to allow them to remain dedicated and incentivized to continue in their roles in the near-term.

The annual bonuses included in the following table were paid to the NEOs on March 15, 2024, in respect of service in 2023. The amounts of these bonuses reflect what was previously considered the executive’s “target” annual bonus amount. There were no annual bonus increases for our NEOs in 2023. The employment agreement amendments approved by the Compensation Committee in 2023 maintain the applicable percentages of base salary that are used to calculate the annual bonuses, but the annual bonus amount for each NEO will automatically increase by 5% each year during the NEO’s term of employment, beginning on March 16, 2024, in light of the corresponding annual base salary increases described above.

	Amount of Annual Bonus for 2023
Name	As Percentage of Base Salary	As Dollar Amount
Andrea L. Olshan	140%	$1,400,000
Matthew Fernand	75%	$318,750
Eric Dinenberg	75%	$300,000

Retention Bonus Program

The amended employment agreements with Messrs. Fernand and Dinenberg approved by the Compensation Committee in 2023 extended the retention bonus program previously established by the Compensation Committee in March 2022 and which were otherwise set to expire in March 2024. These retention bonus opportunities were granted to Messrs. Fernand and Dinenberg in recognition of the contributions they made, and the contributions the Compensation Committee expected them to continue making, to the success of the Company, including in the execution of its Plan of Sale, and provide for payment on regular time-based milestones, with larger payments being made the end of each 12-month compensation period (as defined below). When making its decision to extend the retention bonus program, the Compensation Committee considered the adverse incentives for Messrs. Fernand and Dinenberg if the program would have expired and acknowledged that the program’s continuation plays a key role in retaining their services and motivating their efforts on behalf of the Company.

Under their employment agreement amendments, the retention bonus opportunities granted to Messrs. Fernand and Dinenberg equal $796,875 and $750,000, respectively, for the compensation period beginning March 16, 2023, and ending March 15, 2024. For each “compensation period” thereafter (each of which begins on March 16th of a particular calendar year and ends on March 15th of the following calendar year), Messrs. Fernand and Dinenberg will be eligible to earn an amount equal to 105% of the retention bonus amount for the immediately preceding compensation period. During each compensation period, Messrs. Fernand and Dinenberg will continue to receive 25% of his retention bonus amount on each July 15th and November 15th and 50% of his retention bonus amount on March 15th, subject in each case to his continued active employment in good standing through the payment date.

Annual Long-Term Incentive Awards

2023 Long-Term Incentive Awards. In March 2022, the Compensation Committee determined that awards granted in 2023 and in subsequent years would be comprised of unvested cash awards, in lieu of any further equity awards. The amount of each unvested cash award will equal to the amount that was previously the executive’s annual target equity award value. The Compensation Committee believes this shift away from equity grants to be in the best interest of the Company’s shareholders because it limits the potential dilution of shareholder interests due to the executive compensation program while the Plan of Sale process is ongoing and provides compensation-related security to the executives during this critical time, which the Compensation Committee believes is essential to its retention goal. Accordingly, an unvested cash award grant to the NEOs was approved by the Compensation Committee on March 15, 2023, which provided for annual vesting in substantially equal amounts on the first three anniversaries of the grant date, subject to the NEO’s continued employment through the applicable vesting date.

Under their employment agreement amendments approved by the Compensation Committee in 2023, the NEOs continue to be entitled to receive their annual long-term incentive awards in the form of unvested cash awards equal in value to what was their respective target equity award value, with each annual grant occurring on March 15th of the applicable year during their term of employment. The target long-term incentive award values in 2023 were $2,000,000, $378,750, and $300,000, for Ms. Olshan, Mr. Fernand, and Mr. Dinenberg, respectively. Under their employment agreement amendments, for each compensation period beginning March 16, 2024, and thereafter, Mr. Fernand’s and Mr. Dinenberg’s target long-term incentive award value will equal 105% of the target long-term incentive award value for the immediately preceding compensation period. Beginning with the long-term incentive award on March 15, 2024, one-third of the awards will vest on the grant date, one-third will vest on the first anniversary of the grant date, and one-third will vest on the second anniversary of the grant date, subject to the continued employment of the executive through each vesting date.

Under her employment agreement amendment, the vesting schedule applicable to Ms. Olshan’s unvested cash award granted on March 15, 2023, was modified to provide for vesting as to one-third of the award on March 15, 2024, one-third of the award on December 31, 2024, and one-third of the award on December 31, 2025, subject to her continued employment through each vesting date. Ms. Olshan’s employment agreement amendment also provides that all future unvested cash awards granted to her will vest as to one-third of the award on the grant date, one-third of the award on December 31st of the calendar year in which the grant date occurs, and one-third of the award on December 31st of the calendar year immediately following the calendar year in which the grant date occurs, subject to her continued employment through each vesting date.

2020 Performance-Vested Awards. The performance goals for the 2020 performance-based vesting restricted stock unit (“RSU”) awards, the performance period for which began in 2021 and ended December 31, 2023 (including annual performance-based RSUs granted to Messrs. Fernand and Dinenberg and the performance-based RSUs granted to Ms. Olshan in connection with the commencement of her employment in 2021), were not achieved. Therefore, the underlying RSUs were forfeited by the NEOs.

Employee Benefit Programs

In 2023, our NEOs were eligible to participate in the tax-qualified 401(k) retirement plan sponsored by the Company, as well as other employee benefit plans, in the same manner as all other Company employees. Pursuant to the 401(k) plan, employees are eligible to contribute to an individual account on a tax-deferred basis. If an employee participates in the 401(k) plan, the Company makes a matching contribution to the employee’s 401(k) account in an amount of up to 100% of the first 3% of the employee’s eligible compensation and up to 50% of the next 2% of the employee’s eligible compensation (subject to applicable statutory limitations). Each of the eligible NEOs contributed to the 401(k) plan and received a related matching contribution. Participants are fully vested in both their own contribution and the matching contributions at all times. We did not provide our NEOs with any benefits or perquisites that are not provided to our employees generally.

Change in Control and Termination Arrangements

The amended employment agreements include terms that provide the NEOs with certain severance benefits in the event of a termination initiated by the Company without Cause or initiated by the NEO for Good Reason (as such terms are defined in the applicable amended employment agreement). More detailed descriptions of the employment termination and change in control provisions of the employment agreements and outstanding equity awards are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

Clawback Policies

In November 2023, the Board of Trustees adopted a clawback policy (our “2023 Clawback Policy”) to comply with the finalized and effective SEC and NYSE rules (Section 10D of the Exchange Act, Rule 10D-1 of the Dodd Frank Wall Street Reform and Consumer Protection Act promulgated thereunder and Section 303A.14 of the NYSE Listed Company Manual). Pursuant to our 2023 Clawback Policy, in the event of an “accounting restatement” (as defined in the 2023 Clawback Policy), our “covered executives” (as defined in the Clawback Policy), including our NEOs, must reimburse us for any “erroneously awarded compensation” (as defined in the 2023 Clawback Policy). Erroneously awarded compensation includes the amount of incentive compensation received by a covered executive during the three fiscal years preceding the required accounting restatement based on our achievement of “financial reporting measures” (as defined in the 2023 Clawback Policy) in excess of the amount that the covered executive would have received based on the restated financial reporting measures. The Compensation Committee has the authority to interpret and make all determinations under the 2023 Clawback Policy.

In addition, the Company continues to maintain its existing incentive compensation clawback policy adopted in March 2018 (our “2018 Clawback Policy”). Our 2018 Clawback Policy allows the Company to recoup certain compensation paid to a current or former NEO or other persons covered by the policy, if the Company is required to undertake a material restatement (occurring after the effective date of our 2018 Clawback Policy) of its financial statements that have been filed with the SEC. Compensation that may be recoverable includes incentive-based cash compensation, equity compensation, and equity-based compensation (including stock options, restricted stock, RSUs, or other forms of incentive awards) received by that employee during the three-year period preceding the publication of the restated financial statements that the Compensation Committee or Board determines was in excess of the amount that such employee would have received if such compensation had been determined based on the financial results reported in the restated financial statements. In making its determination to recoup compensation from a covered employee, the Compensation Committee, or the Board, may take into account all factors it considers relevant under the circumstances, including, for an officer, whether or not the officer engaged in embezzlement, fraud, willful misconduct, breach of fiduciary duty, or other willful action or willful inaction that materially contributed to or resulted in the events that led to the restatement.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this Proxy Statement.

Sincerely,
John T. McClain, Chairman
Adam Metz
Talya Nevo-Hacohen

COMPENSATION OF EXECUTIVE OFFICERS AND TRUSTEES

Summary Compensation Table for the Fiscal Year ended December 31, 2023

The following table summarizes the compensation of our NEOs for the fiscal years ended December 31, 2023, 2022 and 2021.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All other compensation	Total
		($)	($)(1)(2)	($)	($)	($)(3)	($)
Andrea L. Olshan	2023	1,000,000	1,400,000	-	-	4,615	2,404,615
Chief Executive Officer and	2022	1,000,000	1,400,000	1,999,993	-	11,269	4,411,262
President	2021	784,615	1,000,000	3,737,493	-	13,500	5,535,608
John Garilli(4)	2023	-	-	-	-	-	-
Interim Chief Financial Officer	2022	-	-	-	-	-	-
Matthew E. Fernand	2023	425,000	1,115,625	-	-	13,200	1,553,825
Chief Legal Officer and	2022	425,000	717,188	424,566	-	12,200	1,578,954
Corporate Secretary	2021	425,000	215,000	122,674	424,575	13,500	1,200,749
Eric Dinenberg	2023	400,000	1,050,000	-	-	13,200	1,463,200
Chief Operating Officer	2022	400,000	675,000	399,594	-	12,200	1,486,794
	2021	364,230	110,000	429,933	399,600	13,500	1,317,263

(1)	For Ms. Olshan, this represents her 2023 annual bonus of $1,400,000, which was paid in accordance with the terms of her employment agreement, as amended and described under “Narrative Disclosure to Summary Compensation Table—Employment Agreements—Andrea L. Olshan” below. For Mr. Fernand, this represents (i) his 2023 annual bonus of $318,750 and (ii) the retention bonus payment of $398,437.50 that he received on March 15, 2023, and the two retention bonus payments of $199,218.75 that he received on July 15, 2023, and November 15, 2023, each of which were paid in accordance with the terms of his employment agreement, as amended and described under “Narrative Disclosure to Summary Compensation Table—Employment Agreements—Matthew Fernand” below. For Mr. Dinenberg, this represents (i) his 2023 annual bonus of $300,000 and (ii) the retention bonus payment of $375,000 that he received on March 15, 2023, and the two retention bonus payments of $187,500 that he received on July 15, 2023, and November 15, 2023, each of which were paid in accordance with the terms of his employment agreement, as amended and described under “Narrative Disclosure to Summary Compensation Table—Employment Agreements—Eric Dinenberg” below. The preceding bonus amounts are summarized in the table below: Name Annual Bonus ($) Retention Bonuses ($) Total ($) Andrea Olshan 1,400,000 - 1,400,000 Matthew E. Fernand 318,750 796,875 1,115,625 Eric Dinenberg 300,000 750,000 1,050,000

Name	Annual Bonus ($)	Retention Bonuses ($)	Total ($)
Andrea Olshan	1,400,000	-	1,400,000
Matthew E. Fernand	318,750	796,875	1,115,625
Eric Dinenberg	300,000	750,000	1,050,000

(2)	As described under “Compensation Discussion and Analysis—Elements of Compensation and Objectives—Annual Long-Term Incentive Awards” above, Ms. Olshan, Mr. Fernand, and Mr. Dinenberg were each granted unvested cash awards in March 2023 in the amount of $2,000,000, $378,750, and $300,000, respectively. Although, under the applicable SEC regulations, the full value of an equity award is reportable as part of the Summary Compensation Table in the year of grant, an unvested cash award is generally reportable in the year the amount is considered earned. Therefore, while the unvested cash awards are being made “in lieu” of equity grants, these payments are reportable when the amounts vest and are paid to the executives. Because the first installment of the unvested cash awards did not vest until March 2024, no portion of the unvested cash awards is included in the Summary Compensation Table.
(3)	The amounts shown in this column for 2023 represent, in each NEO’s case, a matching contribution to the Company’s retirement plan.
(4)	Mr. Garilli was appointed the Interim Chief Financial Officer on a full-time basis, effective January 14, 2022. Mr. Garilli is not an employee of the Company and does not receive any compensation from the Company for his services. Mr. Garilli has been a member of Winthrop Capital Advisors, LLC and its affiliates (“Winthrop”) since 1995, and we are party to an existing agreement with Winthrop, pursuant to which Winthrop provides us with comprehensive property management services and property accounting support as well as the services of Mr. Garilli and other Winthrop executives. In exchange for these services, we paid Winthrop a fee of $108,333 per month in 2023, plus reimbursement for the salaries, bonuses and benefits for certain employees of Winthrop (other than Mr. Garilli) who devote time to us.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Set forth below is a summary of the employment agreements with Ms. Olshan and Messrs. Fernand and Dinenberg, as each employment agreement was amended in 2023. Mr. Garilli serves in his role as our Interim Chief Financial Officer through a consulting agreement with Winthrop Capital Advisors, LLC, which arrangement is described under the heading “Review and Approval of Transaction with Related Persons – Our Relationship with Winthrop Capital Advisors, LLC and John Garilli.” For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment or a change in control of Seritage under each of the employment agreements, please see “Potential Payments Upon Termination or Change in Control” below.

Andrea L. Olshan

Ms. Olshan’s employment agreement, as amended, provides for an annual base salary of $1,000,000 and a target annual bonus of $1,400,000 for the compensation period beginning March 16, 2023, and ending March 15, 2024. Under the terms of Ms. Olshan’s employment agreement, her annual base salary and annual bonus will automatically increase by 5% each subsequent compensation period during her term of employment.

In addition, Ms. Olshan’s employment agreement provides that, in lieu of any future annual equity grants, her annual target equity award value of $2,000,000 will be granted in the form of an unvested cash award on March 15th of the applicable year during her term of employment, rather than in the form of an equity award. In addition, pursuant to her employment agreement, the vesting schedule applicable to Ms. Olshan’s unvested cash award granted on March 15, 2023, was modified to provide for vesting as to one-third of the award on March 15, 2024, one-third of the award on December 31, 2024, and one-third of the award on December 31, 2025, subject to her continued employment through each vesting date. Ms. Olshan’s employment agreement further provides that all future unvested cash awards granted to her will vest as to one-third of the award on the grant date, one-third of the award on December 31st of the calendar year in which the grant date occurs, and one-third of the award on December 31st of the calendar year immediately following the calendar year in which the grant date occurs, subject to her continued employment through each vesting date.

Matthew Fernand

Mr. Fernand’s employment agreement, as amended, provides for an annual base salary of $425,000 and an annual bonus amount of $318,750 for the compensation period beginning March 16, 2023, and ending March 15, 2024. Under the terms of Mr. Fernand’s employment agreement, his annual base salary and annual bonus amount will automatically increase by 5% each subsequent compensation period during his term of employment.

In addition, Mr. Fernand’s employment agreement provides that he will be eligible to earn a retention bonus equal to $796,875 for the compensation period beginning March 16, 2023, and ending March 15, 2024. For each subsequent compensation period, Mr. Fernand will be eligible to earn an amount equal to 105% of the retention bonus amount for the immediately preceding compensation period. During each compensation period, Mr. Fernand is eligible to receive 25% of his retention bonus amount each July 15th and November 15th and 50% of his retention bonus amount on March 15th, subject in each case to his continued active employment in good standing through the payment date.

Mr. Fernand’s employment agreement further provides that, in lieu of any future equity grants, his target equity award value will be granted in the form of an unvested cash award on March 15th of the applicable year during his term of employment. Mr. Fernand’s target equity award value in 2023 was $378,750. For each compensation period beginning March 16, 2024, and thereafter, Mr. Fernand’s target equity award value will equal 105% of the target equity award value for the immediately preceding compensation period.

Eric Dinenberg

Mr. Dinenberg’s employment agreement provides for an annual base salary of $400,000 and an annual bonus amount of $300,000 for the compensation period beginning March 16, 2023, and ending March 15, 2024. Under the terms of Mr. Dinenberg’s employment agreement, his annual base salary and annual bonus will automatically increase by increase by 5% each subsequent compensation period during his term of employment.

In addition, Mr. Dinenberg’s employment agreement provides that he will be eligible to earn a retention bonus equal to $750,000 for the compensation period beginning March 16, 2023, and ending March 15, 2024. For each subsequent compensation period, Mr. Dinenberg will be eligible to earn an amount equal to 105% of the retention bonus amount for the immediately preceding compensation period. During each compensation period, Mr. Dinenberg is eligible to receive 25% of his retention bonus amount each July 15th and November 15th and 50% of his retention bonus amount on March 15th, subject in each case to his continued active employment in good standing through the payment date.

Mr. Dinenberg’s employment agreement further provides that, in lieu of any future equity grants, his target equity award value will be granted in the form of an unvested cash award on March 15th of the applicable year during his term of employment. Mr. Dinenberg’s target equity award value in 2023 was $378,750. For each compensation period beginning March 16, 2024, and thereafter, Mr. Dinenberg’s target equity award value will equal 105% of the target equity award value for the immediately preceding compensation period.

Outstanding Equity Awards at Fiscal Year-End 2023

The following table sets forth the outstanding equity awards held by our NEOs on December 31, 2023. Mr. Garilli is not included in the following table because he did not hold any outstanding awards on December 31, 2023.

	Stock Awards			Equity Incentive Plan Awards
Name	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested	Number of unearned shares, units or other rights that have not vested		Market value of shares, units or other rights of stock that have not vested
	(#)		($)(1)	(#)		($)(1)
Andrea L. Olshan	138,623	(2)(3)	1,296,125
				62,203	(2)(4)	581,593
Matthew E. Fernand	29,138	(3)	272,440
				1,948	(4)	18,209
Eric Dinenberg	35,320	(3)	330,242
				475	(4)	4,441

(1)	The market values of RSUs set forth in this table are calculated assuming a price of $9.35 per share, which was the closing market price of a Seritage common share on December 29, 2023, which was the last trading day of the year.
(2)	Represents sign-on grants to Ms. Olshan. The time-based RSUs vest in four substantially equal installments on April 12, 2021 (the grant date), March 16, 2022, March 16, 2023, and March 16, 2024 (the first three anniversaries of her employment commencement date). The performance-vested RSUs are subject to achievement of relative and absolute total shareholder return performance conditions for the period beginning May 20, 2021 and ending December 31, 2023.
(3)	Represents the remaining unvested portion of time-based RSUs as set forth in the table below, which, in each case, vest in three substantially equal annual installments following the grant date, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment, and as more fully described under the heading “Potential Payments Upon Termination or Change in Control” below):

Name	2020 Annual Time- Based RSUs, granted 3/5/2021	RSUs as Annual Bonus, granted 3/5/2021	RSUs as Promotion Award, granted 12/17/2021	2021 Annual Time- Based RSUs, granted 3/15/2022
Andrea L. Olshan	-	-	-	117,889
Matthew E. Fernand	866	3,246	-	25,026
Eric Dinenberg	212	1,056	10,498	23,554

(4)	The performance-vested RSUs service vest as of the last day of the performance period and settled in full following the Compensation Committee’s determination of the achievement of the applicable performance (following the completion of the performance period). The performance conditions consisted of 50% relative total shareholder return achievement and 50% absolute total shareholder return performance, measured for the period beginning May 2021 and ending December 2023. These RSUs were eligible to be earned at 50%, 100%, or 150% of target upon the achievement of threshold, target, or maximum performance, respectively, and the number of RSUs reflected in the table above assumes that performance was achieved at threshold. If threshold performance is not met, the RSUs are forfeited. Subsequent to year-end, it was determined that threshold performance had not been met and, as a result, the RSUs were forfeited.

Stock Vested in 2023

The following table provides information about RSUs that vested during 2023. Mr. Garilli is not included in the following table because he did not hold stock awards that vested in 2023.

	Stock Awards
	Number of shares acquired on vesting	Value realized on vesting
Name	(#)(1)	($)(1)
Andrea L. Olshan	79,679	734,161
Matthew E. Fernand	17,498	175,041
Eric Dinenberg	23,830	221,414
(1)	Mr. Fernand net settled his RSUs vesting on March 2, 2023, March 5, 2023, and March 15, 2023, resulting in the Company withholding a number of shares in order to cover the relevant tax obligations. In this regard, of the numbers above, 8,104 shares were withheld and 9,394 shares were issued to Mr. Fernand. Mr. Dinenberg net settled his RSUs vesting on March 2, 2023, March 5, 2023, March 15, 2023 and December 17, 2023, resulting in the Company withholding a number of shares in order to cover the relevant tax obligations. In this regard, of the numbers above, 8,602 shares were withheld and 15,228 shares were issued to Mr. Dinenberg. The value realized represents gross proceeds received upon settlement.

Potential Payments Upon Termination or Change in Control

Employment Agreements

Andrea L. Olshan

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Ms. Olshan is entitled to: (a) a prorated annual bonus for the year of termination, calculated based on target performance through the date of termination, (b) 18 months of welfare benefits continuation including subsidized COBRA coverage, and (c) full vesting of her sign-on and annual equity awards; provided, that performance for any outstanding performance-based vesting equity awards will be based on target performance through the date of termination.

Termination without Cause; Resignation with Good Reason. In the event of a termination of Ms. Olshan’s employment by Seritage without Cause or her resignation for Good Reason (as such terms are defined in her employment agreement), in either case prior to a change in control of Seritage, subject to the execution of an irrevocable general release of claims, Ms. Olshan is entitled to (a) a prorated annual bonus for the year of termination, based on actual performance through the date of termination; (b) severance in an amount equal to two and a half times the sum of Ms. Olshan’s then-current annual base salary plus the annual bonus in respect of the year of such termination, calculated at target, payable over 24 months; (c) 18 months of welfare benefits continuation including subsidized COBRA coverage; (d) full vesting of any outstanding sign-on equity awards (with “target” performance deemed to have been achieved for the performance-based vesting sign-on RSUs) and time-based annual equity awards; (e) prorated vesting of any outstanding performance-based vesting annual equity awards (with “target” performance deemed to have been achieved); and (f) 12 months of outplacement services. However, if such termination occurs within 90 days preceding the consummation of a change in control of Seritage, and the achievement of actual performance would result in a higher number of performance-based vesting RSUs vesting than were determined to have vested based on “target” performance in connection with her termination, Ms. Olshan will receive a cash payment equal to the difference between such amounts, using the fair market value of a share of Seritage’s common shares on the date of such change in control. Furthermore, in the event that Ms. Olshan’s outstanding cash awards or equity awards are not assumed in a transaction that is a change in control of Seritage, the unvested portion of each award will become vested and payable as of the date of such event.

Change in Control. In the event that such termination event occurs on or during the 12 months following a change in control of Seritage, subject to the execution of an irrevocable general release of claims, Ms. Olshan is entitled to the same benefits as described above, except that (a) the prorated annual bonus is measured based on performance through the date of the change in control of Seritage; (b) the cash severance multiplier for salary continuation is three instead of two and a half and such amount is paid in a lump sum; and (c) all outstanding annual equity awards vest in full, with any performance-based vesting RSUs vesting based on actual performance. In the event that payments or benefits owed to Ms. Olshan constitute “parachute payments” (within the meaning of Section 280G of the U.S. Internal Revenue Code) and would be subject to the excise tax imposed by Section 4999 of the U.S. Internal Revenue Code, such payments or benefits will be reduced to an amount that does not result in the imposition of such excise tax, but only if such reduction results in Ms. Olshan receiving a higher net after-tax amount than she would have received absent such reduction.

Restrictive Covenants. Ms. Olshan is subject to a perpetual confidentiality covenant and, during her employment with Seritage and for 12 months immediately thereafter, a non-solicitation covenant. For the 12-month period immediately following her termination of employment, Ms. Olshan is also subject to a non-competition covenant which prohibits her from rendering services to certain Seritage competitors specified in her employment agreement.

Forfeiture Provisions. If Ms. Olshan violates the non-compete covenant set forth in her employment agreement by becoming employed by a specified competitor or if it is discovered that Ms. Olshan engaged in certain conduct that would have constituted Cause under her employment agreement, the salary continuation and COBRA subsidy that Ms. Olshan was receiving will terminate, and Ms. Olshan will be required to reimburse Seritage for salary continuation payments previously paid (or, following a change in control of Seritage, for the lump-sum cash severance payment).

Matthew Fernand

Upon a termination by Seritage without Cause (including due to death or Disability), a resignation by Mr. Fernand with Good Reason, or by Seritage through delivery of a Non-Renewal Notice (each as defined in his employment agreement), subject to the execution of an irrevocable general release of claims, Mr. Fernand is entitled to (a) lump sum payment of an amount equal to Mr. Fernand’s base salary for 12 months, his prorated annual bonus for the year of termination, and 12 months of subsidized COBRA coverage at the active employee rate; (b) lump sum payment of the unpaid portion of his retention bonuses scheduled to be paid during the current term of his employment agreement ending March 15, 2026; (c) lump sum payment of an amount equal to the annual base salary that would have been paid to him for the period beginning on the effective date of termination and ending on the expiration of the current term of his employment agreement ending March 15, 2026; (d) lump sum payment of an amount equal to the (i) sum of the target annual bonus amount plus the target equity award value that would have been paid or granted to him during the current term of his employment agreement ending March 15, 2026, or the applicable subsequent one-year renewal term thereafter, minus (ii) in the case of a termination on or prior to March 15, 2026, the total amount of the target bonus amounts and the target equity award value paid to him prior to the effective date of his termination for the same performance year(s); and (e) in the case of a termination by the Company without Cause that occurs after the Non-Renewal Notice is due (and such notice was not timely delivered) for the applicable term, and before the next term commences, lump sum payment of an additional amount equal to one-third of the sum of his annual base salary, target bonus amount, and target equity award value for the next compensation period.

Furthermore, in the event of such a termination, any unvested cash awards scheduled to be granted to Mr. Fernand during the applicable compensation period will become immediately granted, vested, and payable as of his termination; the unvested portion of his outstanding unvested cash awards will become vested and payable as of his termination date; and all of Mr. Fernand’s outstanding unvested equity awards will vest, effective as of the date of termination, provided that for any performance-based unvested equity awards, such awards will vest on a prorated basis with performance measured as of the effective date of his termination of employment.

During his employment with Seritage and for 12 months thereafter, Mr. Fernand is subject to non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant, each set forth in his employment agreement.

Eric Dinenberg

In addition, upon a termination by Seritage without Cause (including due to death or Disability), a resignation by Mr. Dinenberg with Good Reason, or by Seritage through delivery of a Non-Renewal Notice (each as defined in his employment agreement), subject to the execution of an irrevocable general release of claims, and in addition to the above payments due upon termination without Cause or resignation with Good Reason, which will be payable in a single lump sum, Mr. Dinenberg is entitled to (a) lump sum payment of an amount equal to Mr. Dinenberg’s base salary for 12 months and his prorated annual bonus for the year of termination; (b) lump sum payment of the unpaid portion of his retention bonuses scheduled to be paid during the current term of his employment agreement ending March 15, 2025, as of the effective date of termination; (c) lump sum payment of an amount equal to the annual base salary that would have been paid to him for the period beginning on the effective date of termination and ending on the expiration of the current term of his employment agreement ending March 15, 2025; (d) lump sum payment of an amount equal to the (i) sum of the target annual bonus amount plus the target equity award value that would have been paid or granted to him during the current term of his employment agreement ending March 15, 2025, or the applicable subsequent one-year renewal term thereafter, minus (ii) in the case of a termination on or prior to March 15, 2025, the total amount of the target bonus amounts and the target equity award value paid to him prior to the effective date of his termination for the same performance year(s); and (e) in the case of a termination by the Company without Cause that occurs after the Non-Renewal Notice is due (and such notice was not timely delivered) for the applicable term, and before the next term commences, lump sum payment of an additional amount equal to one-third of the sum of his annual base salary, target bonus amount, and target equity award value for the next compensation period.

Furthermore, in the event of such a termination, any unvested cash awards scheduled to be granted to Mr. Dinenberg during the applicable compensation period will become immediately granted, vested, and payable as of his termination; the unvested portion of his outstanding unvested cash awards will become vested and payable as of his termination date; and all of Mr. Dinenberg’s outstanding unvested equity awards will vest, effective as of the date of termination, provided that for any performance-based unvested equity awards, such awards will vest on a prorated basis with performance measured as of the effective date of his termination of employment.

During his employment with Seritage and for 12 months thereafter, Mr. Dinenberg is subject to non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant, each set forth in his employment agreement.

Treatment of Outstanding RSUs the in event of a Change in Control

In connection with a change in control of Seritage, the time-based and performance-based vesting RSUs outstanding at the time of the change in control event granted to Messrs. Fernand and Dinenberg will vest in accordance with the terms and conditions of the Company’s equity plan. The Company’s equity plan provides that any non-vested award will fully vest in the event of either (a) the failure by the purchasing business entity to assume or continue Seritage’s rights and obligations under each award outstanding immediately prior to the change in control, or to substitute for each outstanding award a substantially equivalent award; or (b) the award holder’s termination of employment within 12 months following a change in control on account of a termination by Seritage (or any acquirer) for any reason other than cause (as such term is defined in and determined under the applicable individual award agreement) or on account of an award holder’s resignation for good reason (if an individual award agreement contains a definition of good reason).

The treatment of Ms. Olshan’s equity awards upon a change in control is described under the heading “Potential Payments Upon Termination or Change in Control—Employment Agreements—Andrea L. Olshan” above.

Quantification of Potential Termination and Change in Control Payments and Benefits

The table below calculates the payments and benefits described above for the various termination scenarios and in the event of a change in control of Seritage, assuming the termination event (or change in control event) occurred on December 31, 2023. Mr. Garilli is not included in the following table because he is not entitled to payments or benefits in connection with a termination of his services for any reason.

Name	Cash Severance ($)	Pro-rata Bonus ($)(2)	COBRA and Other Benefits ($)(3)	Equity Acceleration Value ($)(4)	Total ($)
Termination by the Company without Cause or Resignation for Good Reason(1)
Andrea L. Olshan(5)	6,000,000	1,400,000	47,044	2,459,312	9,906,356
Matthew E. Fernand	4,228,174	318,750	24,696	308,859	4,880,479
Eric Dinenberg	2,380,833	300,000	-	339,125	3,019,958
Termination by the Company for Cause or Resignation without Good Reason
Andrea L. Olshan	-	-	-	-	-
Matthew E. Fernand	-	-	-	-	-
Eric Dinenberg	-	-	-	-	-
Termination in event of Death or Disability
Andrea L. Olshan	-	1,400,000	47,044	2,459,312	3,906,356
Matthew E. Fernand	4,228,174	318,750	24,696	308,859	4,880,479
Eric Dinenberg	2,380,833	300,000	-	339,125	3,019,958
Change in Control if Awards are not Assumed(6)
Andrea L. Olshan	-	-	-	2,459,312	2,459,312
Matthew E. Fernand	-	-	-	308,859	308,859
Eric Dinenberg	-	-	-	339,125	339,125
(1)	For Messrs. Fernand and Dinenberg, termination by the Company through delivery of a Non-Renewal Notice (as defined in his respective employment agreement) is treated the same as a termination by the Company without cause or resignation for good reason.
(2)	The calculation of a “pro-rata” bonus assumes, for this purpose, that the NEO’s full bonus amount that was earned in respect of 2023.

(3)	In the case of a termination without cause or resignation for good reason (whether or not in connection with a change in control of Seritage) amounts in this column include an estimate of the portion of COBRA continuation coverage to be paid by the Company, based on 2023 rates and, in the case of Ms. Olshan, the value of certain outplacement services, which is assumed to equal $10,000. In the case of termination as a result of death and disability, the amounts shown only apply in the event of disability.
(4)	Values reflect the intrinsic value of the unvested equity awards that would vest in each circumstance. The calculations assume a share price of $9.35, which was the closing market price of a Seritage common share on December 29, 2023, which was the last trading day of the year. If acceleration is pro-rated under the terms of the applicable award agreement, the calculation assumes a termination date of December 31, 2023, and for performance-vested RSUs, “target” performance achievement, as applicable. Subsequent to year-end, it was determined that threshold performance had not been met for the performance-vested RSUs and such RSUs were forfeited. Excluding the value attributable to the forfeited performance-vested RSUs, the values in this column would decrease to $1,296,125 for Ms. Olshan, $272,440 for Mr. Fernand, and $330,242 to Mr. Dinenberg.
(5)	For Ms. Olshan, in the case that the termination event occurs upon or within 12 months following a change in control of Seritage, she is entitled to receive cash severance of $7,200,000 in lieu of the cash severance amount stated.
(6)	Assumes the occurrence of a change in control of Seritage in which outstanding unvested equity awards are not assumed or substituted and the executive does not incur a termination of employment.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to provide annual disclosure of the ratio of (i) the median of annual total compensation of all of our employees, other than our chief executive officer (“CEO”), to (ii) the total annual compensation of our chief executive officer.

For fiscal year 2023, the annual total compensation for our CEO, Ms. Olshan, was $2,404,615. The estimated annual total compensation for 2023 for the employee that has been identified, using the methodology, adjustments and estimates described below, as the median of our Company was $305,760. Therefore, the ratio of our CEO’s annual total compensation to that of our established median employee for 2023 is estimated to be approximately 8 to 1.

To determine our median employee, we reviewed the total cash compensation (i.e., base salary plus annual and retention bonuses) paid in 2023 for all individuals, excluding our CEO, who were employed by us on December 31, 2023 (whether employed on a full-time, part-time, seasonal, or temporary basis). As of that date, we had a total of 18 such employees, all of whom are located in the United States. Using Company records and payroll data, as part of this calculation, we annualized the base salary amount for full-time employees who were employed on our December 31, 2023, measurement date but who worked for us for less than the full year. We believe doing so reasonably estimates the true compensation levels of our personnel. Except for this annualization, we did not make any assumptions, adjustments, or estimates with respect to the cash compensation amount.

After identifying our median employee using the methodology described above, we calculated annual total compensation for this employee using the same methodology we use for our NEOs in the Summary Compensation Table set forth in this Proxy Statement. The Company chose to recalculate its median employee for 2023 because of the changes in the employee population as compared to 2022; however, the methodology used to identify the median employee in 2023 is consistent with the method utilized in prior years.

We believe the foregoing pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules, which permit the use of estimates, assumptions, and adjustments in connection with the identification of our median employee. Because the applicable SEC rules permit companies to adopt a variety of methodologies and exclusions and to make reasonable estimates and assumptions based on the particular compensation practices of such companies, the pay ratio reported by other companies, even those in a similar business, may not be comparable to the one we report above.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain measures of the Company’s financial performance. The Compensation Committee did not consider the compensation actually paid measure below in making its compensation decisions for any of the years shown below given the timing of the new required disclosure. The tabular and narrative disclosures provided below are intended to be calculated in a manner consistent with the applicable SEC rules and may reflect reasonable estimates and assumptions where appropriate.

Pay Versus Performance Table

The following table provides information required under the SEC’s Item 402(v) of Regulation S-K disclosing (i) a measure of total compensation (calculated in the same manner as compensation is calculated for purposes of the Summary Compensation Table) for our principal executive officers (“PEOs”) and, as an average, for our other named executive officers (“Non-PEO NEOs”), (ii) a measure of compensation referred to as “compensation actually paid” (calculated in accordance with Item 402(v) of Regulation S-K) for our PEOs and, as an average, for our other Non-PEO NEOs, and (iii) certain financial performance measures, in each case, for our four most recently completed fiscal years. As discussed below under “Financial Performance Measures,” the Company did not use financial performance measures in 2023 to link compensation actually paid to the Company’s performance. As a result, the following table does not an additional financial performance measure selected by the Company.

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for Andrea L. Olshan ($)	Summary Compensation Table Total for Benjamin Schall ($)	Compensation Actually Paid to Andrea L. Olshan ($)	Compensation Actually Paid to Benjamin Schall ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income (Loss) ($ in thousands)
(a)	(b)(1)	(c)(1)	(d)(2)	(e)	(f)(3)	(g)(4)	(h)(5)	(i)(6)	(j)(7)
2023	2,404,615	-	760,735	-	1,005,675	873,197	23	98	(157,977)
2022	4,464,584	-	3,509,293	-	772,206	701,980	30	90	(120,097)
2021	5,535,609	97,655	4,846,442	(2,872,955)	1,216,648	1,117,444	33	123	(38,985)
2020	-	2,288,554	-	(3,032,742)	811,351	88,941	37	89	(152,964)
(1)	The dollar amounts reported in columns (b) and (c) are the amounts of total compensation reported for Ms. Olshan (who has been our PEO since March 2021) and Benjamin Schall (who was our PEO from May 2015 through January 2021), respectively, for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)	The dollar amounts reported in column (d) represents the amount of “compensation actually paid” to Ms. Olshan for the corresponding year, as computed in accordance with Item 402(v) of Regulation S-K and as further described below. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Olshan during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Ms. Olshan’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for Ms. Olshan ($)	Reported Value of Equity Awards ($)(a)	Equity Award Adjustments ($)(b)	Compensation Actually Paid to Ms. Olshan ($)
2023	2,404,615	-	(1,643,880)	760,735
2022	4,464,584	(2,552,546)	1,597,255	3,509,293
2021	5,535,609	(3,737,493)	3,048,326	4,846,442
2020	-	-	-	-
(a)	The grant date fair value of equity awards represents the total of the amount reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. We have not provided pension benefits to either PEOs or any of our Non-PEO NEOs; therefore, no adjustments to the Summary Compensation Table totals for changes in pension values are necessary.
(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid or accrued on stock awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate the fair values were updated as of each measurement date and will differ from those disclosed as of the grant date. The methodology used to develop the valuation assumptions as of each applicable measurement date is consistent with those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year-End Fair Value of Equity Awards Granted in the Year and that are Unvested ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Prior Year- End Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	-	(1,405,581)	-	(238,299)	-	-	(1,643,880)
2022	2,346,587	(704,132)	-	(45,200)	-	-	1,597,255
2021	2,678,224	-	370,102	-	-	-	3,048,326
2020	-	-	-	-	-	-	-
(3)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to Mr. Schall, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Mr. Schall during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made Mr. Schall’s total compensation for each year to determine the compensation actually paid, using the same methodology described above in footnote 2:

Year	Reported Summary Compensation Table Total for Mr. Schall ($)	Reported Value of Equity Awards ($)(a)	Equity Award Adjustments ($)(a)	Compensation Actually Paid to Mr. Schall ($)
2023	-	-	-	-
2022	-	-	-	-
2021	97,655	-	(2,970,610)	(2,872,955)
2020	2,288,554	(1,706,276)	(3,615,020)	(3,032,742)
(a)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following:

Year	Year-End Fair Value of Equity Awards Granted in the Year and that are Unvested ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Prior Year- End Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	-	-	-	-	-	-	-
2022	-	-	-	-	-	-	-
2021	-	-	-	-	(2,970,610)	-	(2,970,610)
2020	763,611	(3,914,319)	-	(640,968)	-	176,656	(3,615,020)
(4)	The dollar amounts reported in column (f) represent the average of the amounts reported for the Non-PEO NEOs in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, John Garilli, Matthew Fernand, and Eric Dinenberg; (ii) for 2022, John Garilli, Matthew Fernand, Eric Dinenberg, and Amanda Lombard; (iii) for 2021, Matthew Fernand, Eric Dinenberg, Amanda Lombard, and Kenneth Lombard; and (iv) for 2020, Matthew Fernand, Amanda Lombard, Kenneth Lombard, Brian Dickman, and Mary Rottler.
(5)	The dollar amounts reported in column (g) represent the average amount of “compensation actually paid” to the Non-PEO NEOs specified in footnote 4, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs for each year to determine the compensation actually paid, using the same methodology described above in footnote 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)(a)	Average Equity Award Adjustments ($)(b)	Average Compensation Actually Paid to Non- PEO NEOs ($)
2023	1,005,675	-	(132,478)	873,197
2022	772,206	(274,720)	204,494	701,980
2021	1,216,648	(321,510)	222,306	1,117,444
2020	811,351	(250,381)	(472,029)	88,941
(a)	For 2023, 2022 and 2020, represents the total of the amount reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. For 2021, represents the sum of the total of the amount reported in the “Stock Awards” column in the Summary Compensation Table for 2021 plus the grant date fair value of the time-based vesting RSUs granted to the Non-PEO NEOs on March 5, 2021, in lieu of their 2020 annual bonuses, which were reported in the “Bonus” column in the Summary Compensation Table for 2020 (other than Mr. Dinenberg who was not an NEO in 2020 but who was granted a time-based vesting RSU on March 5, 2021, in lieu of his 2020 annual bonus with a grant date fair value of $67,995).
(b)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year- End Fair Value of Equity Awards Granted in the Year and that are Unvested ($)	Average Year- over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Year- over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Prior Year-End Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Average Equity Award Adjustments ($)
2023	-	(90,000)	-	(42,478)	-	-	(132,478)
2022	241,746	(4,066)	-	(7,190)	(25,997)	-	204,494
2021	250,235	(58,214)	-	24,319	(740)	6,706	222,306
2020	65,652	(263,199)	-	(55,871)	(229,731)	11,120	(472,029)
(5)	Represents our cumulative TSR calculated by dividing the sum of the cumulative amount of dividends for the measurement period (as defined in Item 402(v)(2)(iv) of Regulation S-K), assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)	Represents the weighted peer group cumulative TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: the MSCI US REIT Index.
(7)	The dollar amounts reported represent our net income (loss) attributable to our common shareholders, as reflected in the Company’s audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, the Company is providing the analysis below of the relationships between information presented in the Pay Versus Performance Table. The financial performance measures presented in the Pay Versus Performance Table are not used by the Company to make compensation decisions. Therefore, the information presented in the Pay Versus Performance Table and the outcomes of the analysis below are not reflective of our executive compensation program or philosophy. For more information regarding the elements of our executive compensation program and, in particular, our pay mix, please refer to the section of this Proxy Statement entitled “Compensation Discussion and Analysis.”

Compensation Actually Paid and Cumulative TSR

Cumulative TSR of the Company and Cumulative TSR of the Peer Group

Compensation Actually Paid and Net Income (Loss)

The Company does not use net income (loss) as a performance measure in its executive compensation program because it is neither a reliable indication of our Company’s performance nor an effective measure of long-term value creation for our Company. Therefore, even though the amount of compensation actually paid to our PEOs and the average amount of compensation actually paid to the Non-PEO NEOs was generally aligned with the Company’s net income (loss) over the three years presented in the Pay Versus Performance Table, we do not view our net income (loss) results as having a relationship to our executive compensation program.

Financial Performance Measures

As described in greater detail in the section of this Proxy Statement entitled “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects our focus on executing our strategic goals in connection with implementation of the Plan of Sale, which necessitated redesigning our executive compensation program. Specifically, our redesigned annual bonus program provides that each eligible executive will receive a bonus in an amount equal to the executive’s target annual bonus, subject to the executive’s continued employment through the bonus payment date, and further provided that there will be no performance measures. In addition, rather than granting executives a mix of time-based vesting and performance-based vesting RSUs as we have in the past, our redesigned long-term incentive program was comprised entirely of time-based vesting cash award. Our other elements of executive compensation, including base salary and employee benefits, are also not linked to financial performance measures. As a result, our executive compensation program did not use financial performance measures to link compensation actually paid to the Company’s performance in 2024. As a result, we have not included a tabular list of financial performance measures in this disclosure.

COMPENSATION OF TRUSTEES

Until July 2023, Seritage provided each of its non-employee trustees an annual cash retainer in the amount of $100,000 for serving as a trustee of Seritage and an annual cash retainer in the amount of $15,000 for each trustee who served as the chairperson of the Audit Committee or the Compensation Committee.

Effective July 2023, the Board of Trustees approved amendments to its compensation program in light of the additional time requirements and responsibilities of the trustees resulting from our strategic review and Plan of Sale as well as a market comparison of compensation paid to trustees at similar companies. Pursuant to these amendments, non-employee trustees began receiving the following annual cash retainers for their services:

●	an annual cash retainer of $150,000;

●	an additional annual cash retainer of $50,000 for service as Chairman of the Board of Trustees; and

●	an additional annual cash retainer of $15,000 for service as Chairperson of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee or the Investment Committee.

The annual cash retainers described above are paid on a quarterly basis. All trustees are also reimbursed for out-of-pocket expenses incurred to attend meetings of the Board of Trustees and committees of the Board of Trustees. None of the trustees have been awarded equity compensation by the Company.

The following table reflects the portion of the annual cash retainers earned in 2023 by non-employee trustees who served on the Board of Trustees during 2023.

Name	Fees Earned or Paid in Cash ($)
Adam Metz	175,000
John T. McClain	155,000
Talya Nevo-Hacohen	140,000
Sharon Osberg(1)	43,407
Mitchell Sabshon	140,000
Allison L. Thrush	125,000
Mark Wilsmann	125,000
(1)	Sharon Osberg did not to stand for re-election to the Board of Trustees at the Company’s 2023 Annual Meeting of Shareholders.

ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Item 2 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2024. Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval or disapproval of the Audit Committee’s action in appointing Deloitte as the independent registered public accounting firm of Seritage for 2024. If our shareholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee and our Board. Representatives of Deloitte will be present at the Annual Meeting. They will be available to respond to your questions and may make a statement if they so desire.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024.

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid or accrued by the Company and its subsidiaries for the audit and other services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, during the fiscal year 2022 and 2023:

	January 1, 2023 to December 31, 2023	January 1, 2022 to December 31, 2022
Audit Fees (1)	$1,995,031	$1,766,446
Audit-Related Fees	$0	$0
Tax Fees	$549,388	$531,683
Other Fees (2)	$0	$0
Total	$2,544,419	$2,298,129

(1)	Audit Fees represent fees for professional services provided in connection with the audits of the Company’s consolidated annual financial statements, internal control over financial reporting and review of the quarterly financial statements, including certain accounting consultations in connection with the audit, consents and other SEC matters.
(2)	Other Fees represent fees for professional services provided in connection with consents for SEC filings.

The Audit Committee must pre-approve all services of our independent registered public accounting firm as required by its charter and the rules of the SEC. Each fiscal year, the Audit Committee approves an annual estimate of fees for services, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. The Audit Committee reviews and discusses with the independent auditor any documentation supplied by the independent auditor as to the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the independent auditor’s independence. In addition, the Audit Committee will evaluate known potential services of the independent registered public accounting firm, including the scope of the proposed work to be performed and the proposed fees, and approve or reject each service. Management may present additional services for approval at subsequent committee meetings.

All of the audit, audit-related and tax services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, were pre-approved in accordance with the Audit Committee’s policies and procedures.

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee of the Board of Trustees of Seritage Growth Properties is to assist the Board of Trustees in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls, the presentation and disclosure in the Company’s financial statements, which will be provided to our shareholders and others, and the overall audit process. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under the NYSE listing rules. The Audit Committee Charter complies with the NYSE listing rules.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the establishment and effectiveness of internal control over financial reporting, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for planning and carrying out a proper audit of the Company’s annual financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

In performing its oversight role, the Audit Committee has considered and discussed the audited consolidated financial statements with management and Deloitte & Touche LLP. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has also discussed with the independent registered public accounting firm its independence. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters the firm deems appropriate.

Based on the reports and discussions described in the preceding paragraph and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter in effect during 2023, the Audit Committee recommended to the Board of Trustees that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the auditing standards of the PCAOB, that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that Deloitte & Touche LLP is in fact “independent” or the effectiveness of the Company’s internal controls.

Audit Committee

John T. McClain, Chairman

Adam Metz

Allison L. Thrush

ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s shareholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, commonly referred to as a “say-on-pay vote.” At the 2023 annual meeting of shareholders, the shareholders indicated their preference that the Company conduct a say-on-pay vote every year. Our Board has adopted a policy that is consistent with this preference.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies, and practices described in this Proxy

Statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are aligned with our shareholders’ interests. Meanwhile, compensation of the Company’s named executive officers is designed to enable the Company to retain talented and experienced executives to lead the Company successfully in the Plan of Sale, which was approved by the shareholders at the 2022 annual meeting.

The Board strongly endorses the Company's executive compensation program and compensation paid to our named executive officers and recommends that shareholders vote “FOR” the following non-binding resolution:

RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis contained in the proxy statement for the 2024 annual meeting of shareholders of the Company, compensation tables and narrative discussion, is hereby approved.

Because the vote is advisory, it is not binding on our Board, the Compensation Committee, or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding our executive compensation program and arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of votes cast (i.e., voted “for” or “against”) in person or represented by proxy at the Annual Meeting. Unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes, the next scheduled say-on-pay vote will be held at the 2025 annual meeting of shareholders.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

OTHER BUSINESS THAT MAY COME BEFORE THE MEETING

Our management does not intend to bring any other business before the Annual Meeting for action and has not been notified of any other business proposed to be brought before the Annual Meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the proxy card to vote in their discretion on such business.

2025 ANNUAL MEETING OF SHAREHOLDERS

Procedures for Submitting Shareholder Proposals

Any proposal of a shareholder intended to be included in our Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 must be received by us no later than December 24, 2024, unless the date of our 2025 Annual Meeting of Shareholders is more than 30 days before or after June 5, 2025, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All shareholder proposals must be delivered to the Company at the following address: Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary.

A shareholder nomination of a person for election to our Board or a proposal for consideration at our 2025 Annual Meeting of Shareholders under the advance notice procedures and other requirements set forth in Section 12 of Article II of our current Bylaws, must notify us of the nomination or other proposal in writing by not later than 5:00 p.m., Eastern Time, on December 24, 2024, nor earlier than November 24, 2024. However, in the event that the 2025 Annual Meeting of Shareholders is advanced or delayed by more than 30 days from June 5, 2025, which is the first anniversary of the date of the Annual Meeting , notice by the shareholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of the meeting or the tenth day following the date of the first public announcement of the meeting. A copy of our Bylaws may be obtained from our Corporate Secretary, who may be reached at Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of trustee nominees other than our nominees for our 2025 Annual Meeting of Shareholders must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, including providing a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of trustees in support of trustee nominees other than the Company’s nominees, as required by Rule 14a-19(b) under the Exchange Act.

SOLICITATION OF PROXIES

The proxies are solicited by our Board. We will pay the cost to solicit proxies. Trustees and officers of the Company and employees of its affiliates may solicit proxies either personally or by telephone, by facsimile transmission or through the Internet.

IMPORTANT

The interest and cooperation of all shareholders in the affairs of Seritage Growth Properties are considered to be of the greatest importance by our management. Even if you expect to attend the Annual Meeting, it is urgently requested that, whether your share holdings are large or small, you promptly authorize a proxy to vote your shares by telephone, through the Internet or by mail.

By Order of the Board of Trustees

Matthew Fernand
Chief Legal Officer and Corporate Secretary

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/SRG or scan the QR code — login details are located in the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SRG Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, and FOR Proposals 1, 2 and 3. 1. The election of John T. McClain, Adam Metz, Talya Nevo-Hacohen, Andrea L. Olshan, Mitchell Sabshon, Allison L. Thrush and Mark Wilsmann as trustees, each to serve until the 2025 annual meeting of shareholders and until his or her successor is duly elected and qualifies; For Against Abstain For Against Abstain 01 - John T. McClain 02 - Adam Metz 03 - Talya Nevo-Hacohen For Against Abstain 04 - Andrea L. Olshan 07 - Mark Wilsmann 05 - Mitchell Sabshon 06 - Allison L. Thrush 2. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024; For Against Abstain For Against Abstain 3. An advisory, non-binding resolution to approve the Company’s executive compensation program for our named executive officers, as described in the proxy statement; and 4. Any other business that may properly come before the meeting or any postponement or adjournment of the meeting. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 03ZHEB 1 U P X +

The 2024 Annual Meeting of Seritage Growth Properties Shareholders will be held on Wednesday, June 5, 2024, 10:00 a.m. Eastern Time, virtually via the Internet at meetnow.global/MGHTACU To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SRG q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Seritage Growth Properties + Proxy Solicited by Board of Trustees for Annual Meeting – June 5, 2024 Andrea Olshan, John Garilli, and Matthew Fernand, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Seritage Growth Properties to be held on June 5, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed, and FOR Proposals 1, 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +